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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       (Amendment No. _________________ )

                                 EPIXTAR CORP.
                 (Name of small business issuer in its charter)

            FL                                7385                        65-0722193
--------------------------------    -----------------------------    ---------------------
   (State or jurisdiction of        (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)       Classification Code Number)     Identification No.)

         11900 Biscayne Boulevard, Miami, Florida 33181 (305) 503-8600 (Address and telephone number of principal executive offices)

                                      same
                    -----------------------------------------
                   (Address of principal place of business or
                     intended principal place of business)

 ------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public

 ------------------------------------------------------------------------------

The foregoing securities registered include any additional shares issued to prevent dilution resulting from stock splits, stock dividends or other transactions pursuant to Rule 416 under the Securities Act of 1933.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                      CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                 Tile of each                                          Proposed                Proposed
             class of securities                 Amount to         maximum offering       maximum aggregate          Amount of
               to be registered                be registered(1)     price per unit(1)      offering price(1)     registration fee(1)
-----------------------------------------------------------------------------------------------------------------------------------
   Common Stock
     par value $.0001                             1,197,989             $4.65                 $5,570,649               $450.67
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the bid and asked prices of the common stock on the OTC Bulletin Board on June 26, 2003.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                        1,197,989 Shares of Common Stock


                                  EPIXTAR CORP

                                 ______________


         Securityholders of Epixtar Corp., named under the caption "Selling Securityholders" may offer and sell up to 1,197,989 shares of our common stock. All of the shares offered will be issued in the future pursuant to warrants and convertible preferred stock presently outstanding. We will not receive any of the proceeds from the sale of shares by the selling stockholders.

         Our common stock is quoted on the OTC Bulletin Board under the symbol EPXR. On June 26, 2003, the price of the Common Stock was $4.65 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our common stock being offered by this prospectus involves a high degree of risk. You should read the "Risk Factors" section beginning on page 6 before you decide to purchase any common stock.


                         The date of this Prospectus is


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

TABLE OF CONTENTS                                                        Page

Prospectus Summary
Risk Factors
Forward Looking Information
Use of Proceeds
Capitalization
Market Information
Management Discussion and Analysis of
  Financial Condition and Results of
  Operation
Our Business
Property
Legal Proceedings
Directors, Executive Officers
Security Ownership
Certain Relationships and Related Transactions
Plan of Distribution
Selling Securityholders
Description of Securities
Legal Matters
Experts
Available Information
Financial Statements

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                               Prospectus summary

         This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding Epixtar Corp. and its financial statements and the related notes appearing elsewhere in this prospectus.

         Epixtar Corp.

         Since June 2001 we have been engaged through subsidiaries in marketing internet provider and other services to small businesses through telemarketing. We have utilized independent telemarketers, although we train personnel of these telemarketers and the telemarketers use scripts and procedures developed by us. The telemarketers we utilize have been located in the Philippines, the Caribbean, India and the United States.

         New Direction

         We believe that the methodology and our acquired expertise used in our existing business, could be utilized for other products and services. We intend to transition the emphasis of our business to that of providing marketing and other services to third parties. We intend to establish our own international telemarketing call centers. We have taken preliminary steps towards this transition and have entered into arranagements with two customers.



         Epixtar Corp. is also referred to in this prospectus as "Epixtar," "we," "us," or "our." These references shall include us and our subsidiaries unless otherwise indicated by the context.

         Our principal place of business is located at 11900 Biscayne Boulavard, Miami, Florida 33181. Our general telephone number is (305) 503 8600.

                                  THE OFFERING

Our Securities

Securities Offered by
The Selling Stockholders..........................   Shares of Common Stock
                                                     1,197,989 (1)

Outstanding before the Offering...................   Preferred Common Shares
                                                     20,510
                                                     Common Stock 10,516,615 (2)

Outstanding after the Offering....................   Common Stock 11,714,604 (3)
                                                     Preferred Stock - none


Plan of distribution..............................   The offering includes the
                                                     offering of common stock
                                                     by purchasers in our recent
                                                     private placement upon conversion
                                                     of our Series A Preferred Stock
                                                     or exercise of warrants.
                                                     The offering also includes shares
                                                     issuable upon exercise of warrants
                                                     issued to an investment banker and
                                                     another entity providing bank services.
                                                     Sales of these shares may be made by
                                                     selling securityholders in the
                                                     open market or in privately
                                                     negotiated transactions.

Use of proceeds...................................   We will not receive any proceeds
                                                     from the sale of shares owned by
                                                     the selling securityholders but may
                                                     receive proceeds upon exercise of
                                                     the warrants which will be utilized
                                                     for working capital.

-------------------
(1) Represents shares of Common Stock not presently outstanding but issuable upon conversion of preferred stock and exercise of warrants.
(2) Not including shares subject to convertible securities options and warrants of which shares are offered by the selling securityholders.
(3) Assumes conversion of all Preferred Stock and exercise of warrants owned by selling securityholders.

                            Selected Financial Data

         The following selected financial data is qualified by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The financial information set forth below is audited with respect to the annual periods ended December 31, 2002 and December 31, 2001.

                                                 FISCAL               FISCAL              Three Month*         Three Month*
                                          --------------------  -------------------  ---------------------  --------------------
                                               Year Ended           Year Ended               Ended                 Ended
                                          --------------------  -------------------  ---------------------  --------------------
                                                12/31/02             12/31/01               3/31/03               3/31/02
Statement of Operations Data:
Revenues .............................         26,250,851            1,189,723            12,366,775             2,066,131
Costs of goods sold ..................         17,781,967            1,684,615             5,983,628             1,607,815

Operating expenses....................         10,233,529            2,298,048             3,849,705             1,363,820
Net Income (Loss) from operations.....         (2,402,571)          (4,840,595)            2,331,550              (990,788)
Interest and other income.............
Net Income  (Loss)....................         (2,445,889)         (16,519,087)            1,941,878            (1,007,194)


                                                 As of*               As of*
                                                3/31/03               3/31/02
                                          --------------------  -------------------

Selected Balance Sheet Data:

Cash and cash equivalents.............           242,209               722,674

Working capital.......................        (1,188,060)           (3,138,292)

Total assets..........................        23,075,473            22,982,565

Total liabilities.....................         9,090,959            10,939,929
*unaudited

         We will not receive any of the proceeds from the sale of the shares owned by the selling securityholders.

                                  Risk Factors

You should carefully consider the following risk factors and all other information contained in this prospectus before investing in our common stock. We believe this section addresses all material risks specific to us. Investing in our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations and could result in a complete loss of your investment.

We have experienced losses from operations and may have losses in the future

We have had no operations prior to November 2000 and have had losses in each year of our existence. We had had losses of $16,519,087 and $2,445,889 respectively for the years ended December 31, 2001 and December 31, 2002. We have an accumulated deficit, as of March 31, 2003 of [___]. During the fourth quarter of 2002 we had an operating profit and net income of $1,941,878 for the first quarter of 2003. There is no assurance that we will have continue to operate profitably in the future.

Our new business initiative may require funds that are unavailable and due to start-up expenses may result in losses or reduction of income in the immediate future.

We have recently determined to change our business operations by providing direct marketing services and other services for third parties and acquiring and operating an offshore infrastructure including telemarketing facilities. Since this is a new operation we face all the risks that start up companies encounter. There is no assurance we will be able to enter into substantial new arrangements or that it can acquire any suitable infrastructure. Moreover, even if we enter into any such arrangements or makes any acquisitions, there is no assurance that such arrangements or acquisitions will be profitable.

Change in Accounting Policy and Restatement

In 2002, we determined to change our accounting policy to recognize telemarketing and fulfillment costs as these expenses are incurred. Prior to the change, we recognized this expense 45 days after it was incurred when the customer was billed so that expense matched income. As a result of the change (which is solely a timing issue) we restated our prior financial statements, which increased the loss in prior periods.

If We Do Not Successfully Implement Our New Business, We must Increase our Customer Base or face possible future Income and Liquidity Problems

Due to attrition of new customers in our existing business, we constantly seek to retain our existing customer base and to find new customers through telemarketing efforts for current products and with the introduction of new products. If these efforts are unsuccessful, our future operations could be negatively impacted.

Our Financials have been subject to a Going Concern Qualification and we have had Liquidity Problems and may Have These Problems in the Future.

We had experienced liquidity problems in the past arising primarily from our obligation to pay vendors prior to receipt of funds from customers. Our customers presently receive one-month free service and may make payment 60 to 90 days thereafter. In addition, we have expended substantial sums to obtain new products and enhance our infrastructure. As a result, we had a loss in 2002 and on December 31, 2002, and we had a working capital deficiency. In 2002 and the first quarter of 2003 we had positive cash flow and believe we have sufficient capital from cash flow for the foreseeable future for present operations. Because of our losses and working capital deficiency our financial statements have a going concern limitation. We have gross proceeds of over $3,000,000 from a private financing which we believe will be sufficient to remove the going concern qualification.

Intangible Assets - Possible Write Down of Goodwill and With Resulting Substantial Expenses.

Our assets include $16,801,354 of goodwill. This reflects the excess of acquisition cost, over the value of our National Online, Inc. subsidiary less prior amortization. Under present accounting rules this asset may be written down, in whole or in part, if it is unlikely that the full amount of excess value will be realized. Based on an independent appraisal we have not written down any amount of this good will in 2002. Any write down in the future will be treated as an expense and reduce income. We also have included approximately $958,000 debt restructuring cost as an asset as of December 31, 2002. This will be amortized over a forty-one month period.

We will require additional capital for our new business model and if we fail to obtain it we may not be able to implement this plan timely.

Our new business plan ensures the establishment of an overseas infrastructure, including the acquisition and construction of call centers for telemarketing operations. We do not have sufficient capital to fully implement our plans and, do not anticipate deriving sufficient resources from our existing operation for this purpose. We therefore, in all likelihood must seek additional financing. We may not obtain the financing upon acceptable terms, if at all. If we do not obtain sufficient financing we may not be able to implement our new plan in time in the near future if at all.

We depend upon third-party vendors for collection of our accounts receivable and telemarketing and other functions.

In connection with our existing business, our subsidiaries rely on third party vendors including clearing agents or billing houses for collection of our receivables and independent telemarketing firms and fulfillment houses to obtain new customers. Most of our subsidiaries utilize the local telephone companies to bill customers. In addition, we outsourced additional functions with an arrangement with our principal shareholder. While we believe there are potential replacements for our present vendors there is no assurance we will be able to find adequate replacements upon suitable terms. We may be substantially adversely affected by the loss of any third party provider.

We could also be adversely affected in numerous ways by failures of these third parties. The number of customers obtained could be below expectations because of the failure of the telemarketers. Telemarketers are required to adhere to script and procedures to insure compliance with law. The failure of the telemarketers to do so could lead to adverse public relations, government sanctions and customer complaints. Local telephone companies and billing agents have limited or declined any dealings with us. There could be unanticipated failures in any additional outsourcing relationships. Because the Company's receivables collected by a clearing agent are not segregated, we could lose these funds upon any bankruptcy of a clearing agent.

Government Regulation and Customer Complaints entail costly compliance that may lead to regulatory proceedings that could be expensive to defend and may result in adverse judgment and detrimental publicity.

Our subsidiaries are subject to the oversight of various governmental agencies including the Federal Communication Commission and the Federal Trade Commission. These agencies and other federal and state agencies regulate telemarketing and other marketing activities. We believe we are in material compliance with all these regulations. While we have imposed strict controls on the telemarketers, there is no assurance that telemarketers will always comply with legal requirements. We receive customer complaints directly and through the better business bureau and governmental regulatory agencies. Through our counsel, including in-house counsel, we attempt to address all these complaints. If we were ever found to have materially violated governmental regulations we may be fined a substantial amount, and may be required to cease or modify our business plans or otherwise limit operations, any of which could have a substantial adverse effect on us. Because of the costs involved to defend these procedures, we accepted a temporary restriction in jurisdictions where sales were immaterial. We also have agreed to pay fines in an insubstantial amount and change our script to settle state regulatory matters. We could however be adversely affected if we are unable to meet any material change in regulations.

If we lose the services of our key personnel, our business and stock price could suffer.

Our future success depends in large part on obtaining and retaining qualified key personnel. We particulary need to recruit qualified personnel for our new business. Our existing and new operations could be limited if we fail to obtain and retain qualified key personnel.

If our shares are not listed on the American Stock Exchange, the Trading of our Securities may be subject to restrictions and we may have to qualify on the new Bulletin Board Exchange.

We have applied to have our shares of Common Stock listed on the American Stock Exchange. If our application is denied, we will be subject to rules of the Securities and Exchange Commission that impose additional requirements on broker-dealers when selling penny stocks to persons other than established customers and accredited investors. At the moment we do not believe our securities are subject to these rules. In general, an accredited investor is a person with assets in excess of $1,000,000 or annual income exceeding $200,000 individually, or $300,000 together with his or her spouse. The relevant Securities Exchange Commission regulations generally define penny stocks to include any non-Nasdaq equity security with a market price (as defined in the regulations) of less than $5 per share. Under the penny stock regulations, a broker-dealer must make a special suitability determination as to the purchaser and must have the purchaser's prior written consent to the transaction. Prior to any transaction in a penny stock covered by these rules, a broker-dealer must deliver a disclosure schedule about the penny stock market prepared by the Securities Exchange Commission. Broker-dealers must also make disclosure concerning commissions payable to both the broker-dealer and any registered representative and provide current quotations for the securities. Finally, broker-dealers are required to send monthly statements disclosing recent price information for the penny stock held in an account and information on the limited market in penny stocks.

If our common stock were to be classified as a penny stock, these rules may discourage broker-dealers from effecting transactions in our common stock or affect their ability to sell our securities. As a result, purchasers and current holders of our securities could find it more difficult to sell their securities.

The current bulletin board will be disbanded and replaced by a new bulletin board exchange. There is no closure the company will be able to meet the requirement of this new exchange. If it does not the liquidity of our securities will be severely adversely affected.

Our business is highly competitive and this competition could adversely affect our pricing structure.

Many companies offer products and services similar to those offered by us. Many of these services and products are marketed by firms that are well established, have reputations for success in the development and sale of these services and products and have significantly greater financial, marketing, distribution, personnel, and other resources than us. These resources permit such firms to implement extensive advertising and promotional campaigns, both generally and in response to efforts by additional competitors to enter into new markets and introduce or compete for new services and products. There can be no assurance that competitors will not develop products or services that are superior to our products and services. Further, there can be no assurance that we will not experience additional price competition, and that such competition may not adversely affect our financial position and results of operations.

Bankruptcy of Subsidiary.

SavonCalling.com LLC, a wholly owned subsidiary has filed for protection under chapter XI of the Bankruptcy code. This subsidiary's present operations generate little or no income and it was subject to a lawsuit seeking substantial damages.

Foreign Operations create risks which could lead to losses.

While substantially all the our present sales are made to domestic customers, we rely on a number of offshore telemarketers. This reliance on overseas operations will increase as we implement our new business strategies and aquire foreign assets. It is therefore anticipated that our business will be increasingly subject to the risks of doing business abroad. These may include possible limitations on capital repatriation, exchange rate fluctuations, ownership restrictions and strict foreign regulations on the operations of our subsidiaries.

New Corporate Governance Rules could adversely affect us by increasing expenses and potential liability.

In the wake of Enron and other corporate scandals, new strict corporate governance rules were enacted. We cannot determine the full impact of these rules except that these rules will increase our expenses.

Our quarterly operating results may fluctuate, so the results of one quarter are not necessarily indicative of results in the succeeding quarter.

Because our customers can be affected simultaneously by the same economic factors, our operating results can vary significantly from one quarter to the next. Our customers' spending tends to cluster in some periods and quarterely results may vary based on the introduction of new products Therefore, you should not expect that our results for any one quarter can be predictive of our performance in the next succeeding quarter. Likewise, you should not use the results for any particular quarter to predict our performance in the similar period in any future year.

Stock ownership of our principal shareholders could delay or prevent stockholder actions.

Principal stockholders beneficially own over 50 % of our outstanding common stock and may be able to control decisions on corporate matters, including election of directors, increases in our authorized capital stock, dissolution and merger or sale of assets, and they will be able generally to direct our affairs. This concentration of ownership may also have the effect of delaying, deferring or preventing a change in our control and make transactions that could give our public, minority stockholders the opportunity to realize a premium over the then-prevailing market price for shares of common stock more difficult or impossible.


                                 Use of Proceeds

         We will not receive any proceeds from the offering of the selling securityholder. If any of the warrants are executed we may receive the exercise price and will utilize these proceeds for working capital.


                                 CAPITALIZATION

         The following table sets forth under the column headed "Actual" our actual capitalization at March 31, 2003, and the column headed "Adjusted" sets forth our pro-forma capitalization adjusted as of such date reflecting the completion of the offering. This section should be read in conjunction with the Company's financial statements and related notes appearing elsewhere in the Prospectus.

                                                                      Actual                  Adjusted (2)
                                                                 ----------------           ----------------

Long Term Indebtness .........................................

Preferred Stock, $ .001 par value; 5,000,000
   authorized of which 250,000 shares of Series A and ........
   authorized and none will be outstanding
   March 31, 2003 and as adjusted ............................

Common Stock, $ .001 par value; 50,000,000 shares ............

Authorized; 10,503,000 shares issued and outstanding .........

On March 31, 2003 and 11,578,323 as adjusted .................

Additional paid-in capital ...................................

Accumulated deficit ..........................................

         Total stockholders' equity ..........................


-------------------
(1) Does not include shares of common stock reserved for issuance upon the exercise of options and warrants and shares issuable upon conversion of our outstanding preferred shares.

              MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information. The Company's Common Stock has been quoted, under the symbol "GAHI," on the OTC Bulletin Board until January 2003 when the symbol was changed to EPXR as a result of our name change. Set forth below are the high and low closing bid quotations for our common stock for each quarter of the last two fiscal years, as reflected on the electronic bulletin board. The foregoing information is believed to be accurate, but is not guaranteed. The quotations listed below represent prices between dealers and do not include retail mark-up, markdown or commission, and there can be no assurance that they represent actual transactions.

    Fiscal Year 2003

                            Quarter           High               Low
                            -------         -------            -------
                              1st             $4.15             $1.75
                              2nd (through     8.85              2.75
                                   June 26,
                                   2003)

    Fiscal Year 2002

                                               ($)               ($)

                              1st             $3.50             $0.68

                              2nd             $0.83             $0.29

                              3rd             $0.31             $0.31

                              4th             $1.95             $0.28

    Fiscal Year 2001

                                               ($)               ($)

                              1st             7.50              6.50

                              2nd             8.75              3.88

                              3rd             4.35              3.00

                              4th             4.75              2.40

Security Holders.
As of March 15, 2003, there were approximately 49 holders of record of our common stock. Because a substantial portion of the shares of the Company are held by a depository company in nominee name, we believe the number of beneficial owners of the securities is substantially greater than 49.

Dividends
The Company has not paid any dividends on its common stock. The Company has no plans to declare dividends in the immediate future but may, from time to time, declare dividends in stock or cash.

Managements Discussion and Analysis of Financial Condition and Results of Operations

The Company was organized for the purpose of acquiring other entities or businesses. Prior to November 2000, it had attempted to acquire several businesses, however, none of those acquisitions were completed. In November 2000, the Company acquired SavOn but has since discontinued the then business of this subsidiary. In March 2002, the Company acquired National Online and commenced operations during 2001. We also commenced operation of One World during 2001. We continued and expanded operations primarily with funds generated from operations, making considerable expenditures in staffing and infrastructure for our business.

The following discussion and analysis should be read in conjunction with the financial statements and related notes contained elsewhere in this statement.

We have recently determined to change the focus of our operations to provide telemarketing programs and other services for third parties using facilities we will develop or acquire. The establishment of this business will require substantial sums which may be in excess of recent financing and anticipated cash flow of our existing business. There is no assurance that we will obtain sufficient resources to development this new business without substantial outside financing. In addition we will incur substantial cost and such costs may have an impact upon our results of operators.

Set forth below are comparisons of financial results for the prior two fiscal years and the first quarter of this year and prior years. These are intended to aid in the discussion that follows.

                      Comparison of the Years 2002 to 2001
                  and first Quarter 2003 to first Quarter 2002

                                                Annual                                  1st Quarter
                              ----------------------------------------     ---------------------------------------

Item                              2002           2001       Net Change        2003          2002        Net Change
----                          ----------      ---------     ----------     ----------     ---------     ----------
Revenue ..................    26,250,851      1,189,723     25,061,128     12,366,775     2,066,131     10,280,644



Cost of Sales ............    17,781,967      1,684,615     16,097,352      5,983,628     1,607,815      4,375,813



Selling, General
Administrative Expense ...    10,231,843      2,298,048      7,936,795      3,849,705     1,363,820      2,485,885



Depreciation, Amortization
& Interest Expense .......       637,926      2,047,655     (1,409,729)       201,892        85,284        116,608



Net Income (Loss) ........    (2,410,887)   (16,519,087)    14,108,200      1,941,878    (1,007,194)     2,949,072



Cash, Accounts Receivable
& Prepaid Expense, Etc ...     5,239,186        842,500      4,396,686      5,357,324     1,043,857      4,313,467



Property & Equipment
(Net of Depreciation) ....       406,971        201,466        205,505        448,356       370,282         78,074

         Comparison of the First Quarter 2003 to the First Quarter 2002

The revenue derived from the our operating subsidiaries for the First Quarter of 2003 was $12,366,775 as compared to the revenue derived for the First Quarter of 2002 in the amount of $2,066,131. This increase of $10,280,644 resulted from substantially increased sales in the first quarter of 2003.

The cost of sales for the First Quarter 2003 was $5,983,628 as compared to the First Quarter 2002 of $1,607,815 an increase of $4,375,813. The percentage of gross profit increased as a result of increased customer base and operating efficiencies. The gross profit percentage for the three month period in 2003 was 51.6% as compared to 22.2% in 2002.

The selling, general and administration expense increased to $3,849,705 for the First Quarter 2003 from $1,363,820 for the First Quarter 2002 due to increased staffing levels to meet increased revenues and new business activities.

Interest expense increased $ 94,333 in the First Quarter of 2003 over the same period 2002 because of increased borrowings.

Depreciation increased in the amount of $22,275 for the First Quarter 2002 over 2001.

We had net income for the First Quarter 3003 of $1,941,870 compared to a loss of ($1,007,194) comparable quarter as a result of the foregoing facts.

Our gross profit increased in the First Quarter 2003 from 2002 in the amount of $5,924,831.

The Company cannot predict the effect that startup costs of developing our new businesses will have on revenues and income in subsequent periods.

Comparison of 2002 to 2001

Our revenues increased from $1,189,723 in 2001 to $26,250,851 in 2002. This resulted because we had a full year's sales of the Internet Subsidiaries as well as increased monthly volume in 2002.

Our gross profit was of $8,468,884 in 2002 compared to a loss of ($494,892) in 2001. The increase resulted from higher sales and the ability as a result of increased revenue to cover fixed costs accompanied by reductions in telemarketing and other third party costs per customers.

During 2002, our selling, general and administrative expenses increased from $2,298,048 from $10,233,529 reflecting higher personnel costs to meet increased volume and development of new products. We have outsourced many customer service functions and reduced our payroll expense substantially. As a result, these costs may decrease relatively.

Interest expense increased approximately $448,000 in 2002 as a result of increased borrowings. As a result of all of the foregoing, we had a loss from continuing operation of $2,402,571 in 2002 compared to a such loss of $4,840,595 in 2001. Amortization expenses in 2001 were was approximately $1,950,000 reflecting nine months of amortization of the the National Online acquisition which occurred in 2001. Because we discontinued SavOn's original then business operations in 2001 we had a loss of approximately $1,551,537 in 2001 from discontinued operations compared to $43,318 of these costs in 2002. Goodwill of $10,120,955 relating to SavOn was written off in 2001.

Liquidity

Past Going Concern Considerations

We had a working capital deficit of approximately $3,138,392 as of December 31, 2002, and 1,200,000 as of March 31, 2002. This deficit combined with our loss of $2,445,889 during 2002 necessitated that our financial statements have a going concern qualifications. We have taken steps to change this status. We have been cash positive during 2002 and have been able to pay our bills in the ordinary course. Moreover in the fourth quarter of 2002 (based on unaudited statements) we had an operating profit. In addition In June 2003 we completed a private financing and received net proceeds of over $2,000,000,which we believe is sufficient to remove the going concerns working capital qualifications. We are also exploring various additional financing proposals.

Our liquidity problems in the past have arisen because there was a gap between collection of revenue and the accured of expenses. This resulted primarily because of the method of collection through local telephone companies which receive billing through third party billing companies. There was a lag of as much as ninety (90) days between the time services to our customers are initiated and when the Company receives the related revenue. One additional reason for this long initial collection cycle was the one month free service provided to the customer. While a lag existed in receipt of funds and the date services commence, there was no corresponding lag in our payables, including telemarketing fees, communications costs and other costs of obtaining and maintaining these customers. Telemarketing fees were due shortly after a customer was signed. The size of the initial customer base was not sufficient to overcome the lag and therefore we had negative cash flow from this operation.

We had a positive cash flow in 2002 and the first quarters of 2003. The positive cash flow resulted from growth of our customer base as well as steps we have taken to enhance cash flow. Currently most of our telemarketing fees are billed monthly and are due 30 days from date of billing. National Online and other similar subsidiaries have taken additional steps to increase its cash flow including receipt of most receivables within sixty (60) days and receipt of advances prior to payment of receivables from billing companies and factors of a portion of the amount of the receivable. These measures together with the increase of the customer base and greater revenues are now sufficient to overcome the lag so that we had a positive cash flow during this period.

We believe we will be able to meet our obligations arising from our existing business through cash flow from operations for the immediate future. There is no assurance we will be able to continue to do so. If we are not able to meet these obligations through cash flow, we will be required to seek additional financing. Moreover we require additional financing for the transition to our new business plan. There is no assurance we will be able to obtain any required financing. Without this financing, we may not be able to meet our obligations in the future or to develop our new business in a timely fashion if at all.

One of our billing houses which had advanced funds has terminated its relationship with us. We believe that we still will be able to pay our expenses in the ordinary course but the termination could have a future adverse impact.

Existing Agreements - Modifications

As of October 31, 2001 we entered into a Security Agreement and issued a grid promissory note to Brookfield Investment Ltd. to cover the prior advances made by Brookfield and any future advances. Pursuant to the agreement, Brookfield may loan us amounts in the future but is not obligated to, nor has it done so. As of December 31, 2002, the Note was in the amount of $2,474,000, excluding outstanding interest. The note is repayable by the Company on demand and the principal amount (exclusive of interest accrued prior to the date of the note) accrues interest at a rate of 7% per year. The Security Agreement granted Brookfield a security interest in the accounts receivable of the Company and all its subsidiaries.

We and Brookfield modified the Brookfield Agreement and note obligations to defer demand for payment (except on non payment defaults) until January
2004. Brookfield also agreed to subordinate its security interest to financing lenders. We agreed to pay accrued interest on the note by July 2003 and issued Brookfield a warrant to purchase its shares of common stock at an exercise price of $.50 per share. In 2003 Brookfield also surrendered its entire security interest.

Seasonality

Generally, our operations are not subject to seasonal factors. However, in December 2002 we reduced its telemarketing activities because it believed potential customers would be preoccuppied with holiday activities.

Restatement of Prior Financials

Subsequent to the issuance of our 2001 financial statements, management changed its accounting policy pursuant to which it now expenses all telemarketing and fulfillment costs for internet programs marketed by us as incurred. Previously these costs were expensed forty-five days after they were incurred, in order to coincide with the first billing to a customer obtained through its outside telemarketers. As a result, we have restated its consolidated balance sheet as of December 31, 2001 and as of last day of the following three calendar quarters and the related consolidated statements of operations, stockholders' equity and cash flows for the periods then ended. There was no restatement required for December 31, 2000.

In June 2003, we sold shares of our convertible preferred stock for an aggregate consideration in excess of $3,000,000. For each share sold the purchasers received fourteen five year warrants to purchase our common stock at an exercise price of $7.00 per share. The Preferred shares are convertible into a number of shares of common stock equal to 100 divided by a conversion price of per share of $3.50. This conversion price may be reduced to $2.00 if we do not achieve performance goals.

Audit Committee
The Board of Directors currently acts as the Audit Committee under the rules of the Securities & Exchange Commission. The Board has no member who would qualify as a financial expert under the definition promulgated by the Securities & Exchange Commission. Based on its size and relative simplicity of the Company's financial statements the Company did not believe it was severely handicapped in fulfilling its obligations. In connection with our pending application to the American Stock Exchange we now seek to establish a separate audit committee. We have added an independent director with financial statement knowledge.

                                   BUSINESS

Our History

We were organized as a Florida corporation in June 1994 under the name Pasta Bella, Inc. In 1997 we changed our name to Global Asset Holdings, Inc. We adopted our name Epixtar Corp in 2002.

We had no business until November 14, 2000, when we acquired an 80% membership interest in SavOnCalling.com, LLC. SavOn was engaged in the marketing and resale of domestic and international telecommunications services. It is no longer in this business and is subject to a reorganization proceeding under the federal bankruptcy law.

On March 31, 2001, we acquired 100% of the outstanding shares of National Online Services, Inc. At the time, National Online was developing a plan to market internet provider services to small businesses through telemarketers. It commenced operations in July 2001 and since that time we have been engaged in marketing internet provider services for small businesses through telemarketing predominantly located overseas. We have also marketed additional products and services. As result of our experience, we have recently determined to offer our services to third parties utilizing a telemarketing network we intend to establish. We have formulated plans and have taken initial steps to develop these plans.

Existing Business

Internet Provider Services
Substantially all our revenues for 2002 were derived from sales of internet provider services for small businesses sold by our subsidiaries. These subsidiaries market substantially similar products but each adds a different item of additional value such as a telephone calling card or legal software.

National Online is the developer of the Web portal - TrueYellowPages.net. Our subsidiaries market membership primarily to small business subscribers, much like America Online(R) markets membership exclusively to residential customers. It is estimated that a substantial number of small businesses in the United States still do not have an online presence. We believe our subsidiaries meet the needs of this class of small business by providing nationwide unlimited Internet access and e-mail service; developing unique branded and customized Web sites and hosting services; featuring the business prominently in the online True Yellow Pages directory; registering the member-business in several of major search engines; and, delivering simple online solutions for several areas of the member-business - all administered as one service for one monthly fee which is billed to the member's local telephone bill.

Internet/Technology

Our subsidiaries utilize the underlying dial-up network services of Qwest and UUNet. Customers receive customizable web sites, dial-up Internet access and up to six e-mail accounts. Our core customer network infrastructure is maintained in colocation facilities equipped with redundant systems located in Virginia and Florida. The web, e-mail, database and authentication servers are comprised of Microsoft based systems. All management of the systems of our present business takes place from the corporate offices in Florida.

Business Model for existing business

To date we market our products through independent telemarketers. The personnel of these telemarketers receive required training from our corporate trainers using a course syllabus developed by Epixtar. The telemarketers also use scripts and operational procedures developed by us. We believe that the methodology utilized by our internet subsidiaries may be utilized by us to sell for other products and services, including that of other companies. This process has already begun.

The following description is applicable to the existing products and services of our existing business.

General-Sales Cycle

We acquire customers by direct contact through outsourced telemarketing. Each prospect is offered a 30-day free trial of the service which begins upon receipt of their welcome kit described below. The value of our product or service is described through a sales script prepared by us that is presented by the agents of the call centers. Lists of potential clients are provided by us to the call centers. We purchase these lists after filtering out names to assure that the business contacted are:
o part of a desirable demographic group
o in an Internet service area
o billable through one of our third party billing houses, or
o not on a state no-call list

To qualify for the free-trial offer, the respondent provides advance consent for billing should he choose to remain a customer after the free-trial period ends. The authorization for billing is digitally recorded for compliance and quality control purposes. A charge for service or product is submitted to the customer's phone company for billing and collection every month thereafter on the anniversary of the conclusion of the free-trail period.

At the close of each business day, the call centers upload to our servers the sales data and verification recordings are uploaded to our server and then reviewed as part of our quality control.

Upon completion of the quality control process the sales data files are processed in the case of our internet provider switches we automatically create customer websites in a variety of styles utilizing the customer provided information. E-mail and dial-up accounts are established upon acceptance. The files are then processed to cause a Welcome Kit to be sent by mail.

Every Welcome Kit is personalized for each customer and sent with an internet access CD-Rom, instructions for e-mail and website customization, and complete terms and conditions pertaining to the customer's obligation to cancel should he or she elect not to continue the service. We utilize contracted fulfillment houses to process the mailings.

The billing department processes each customer's charges monthly on the anniversary date of the completion of his trial period. Charges are processed through third-party clearinghouses or billing houses that possess the direct contracts with the local phone companies (LEC) servicing our mutual customers.

Telemarketers

The telemarketers we utilize are presently located in the Philippines, the Caribbean, India and the United States. Our arrangement with the telemarketers provides for the solicitation of customers in the United States solely with leads provided by us using our approved sales procedures, including required script and verification requests. The telemarketer is required to follow quality assurance procedures including the voice recording of the customers acceptance of the terms of the Company's offering. The sales verification process is recorded to prevent violations of law as well as to ensure quality and compliance. The telemarketer is not permitted to seek leads independently or to deviate from the script and procedures. To assure compliance, we trains the telemarketers and monitors compliance with its requirements including periodic site visits and in some cases locating personnel at the site.

The telemarketer is entitled to a fee when it obtains a customer even if the customer cancels after the trial period. We however can withhold payments from the telemarketer for customers improperly obtained and may terminate the arrangement for material breaches of its marketing agreement and has done so. During the third quarter of 2002 we implemented an improved and pervasive quality assurance program to insure that our call centers meet required quality standards. This program includes of a review of all sales verification recording files by an independent business process outsource company based in Manila, Philippines. In the course of these monitoring activities, certain improprieties were discovered at three of the Company's seven contact centers based in India. As a consequence, we suspended sales activities at these India centers to conduct a thorough investigation of those operations. The investigation was recently concluded with a series of measures currently being implemented to prevent future issues from arising. Another result of this action was the temporary suspension of One Nation Calling Plan sales because the Company placed this product for sale through these Indian outlets.*

Third-Party Billing Companies

We utilize the services of independent third party billing houses. These independent clearinghouses perform several significant functions on the Company's behalf. We submit our billing to one or more billing companies on a weekly basis. These bills are screened to eliminate customers who are not served with a LEC which accepts billing or otherwise does not qualify. The bills are then submitted to the respective LEC which in turn bills the customer. Collected funds are typically remitted to us within 60 to 90 days. The billing agent may also have contact with the customer when questions arise concerning the bill. Some billing companies offer advance funding arrangements with the availability and extent of funding differing greatly. One of these billing companies has terminated their relationship with us.

Retention Campaign

We utilize various methods to retain customers during the free trial period and continuing into their normal service life. It is far less costly to retain a customer than to obtain a new one. Customer care representatives charged with retention have a number of tools available to them, foremost of which is adjusting the terms of membership to be more favorable to the customers. These may include a more competitive price, providing a free calling card and/or software.

Customer Care

During the third quarter of 2002 we expanded our customer care capacity to include an outsourced call center in addition to our Miami on-premises facility to handle customer care calls. Customers might call customer care for a variety of reasons including technical questions about the Internet access, e-mail configuration or website editing; service questions such as what is their billing date or end of trial date; questions regarding phone card usage; premium redemption requests; cancellations; or other issues regarding the service or billing. The Company staffs approximately sixteen full time trained customer care specialists (CCS). Customer Care personnel are subject to continual formal and informal training. Our outsourced facility employs approximately ninety persons.

Each CCS has real time computer access to relevant customer data including direct access to a customer's website and account configuration to provide technical assistance, a chronological history of events including sale, fulfillment, billing and inquiries. Calls arrive at the center either directly from calling customers or are transferred from the relevant billing companies whose 800 numbers generally appear on the customers' phone bill.

The Customer Care personnel also are engaged in our retention policy and in regulatory and compliance matters.

New Business Direction

During our two year period of our existing operations we believe we have developed a workable model for marketing of products and services particularly those products and services directed toward small and medium sized businesses. We have also developed expertise and effectiveness in various aspects of our business including product development, sales, fulfillment and support capabilities. During this period we have acquired extensive telemarketer experience and developed relations with overseas telemarketing call centers which we believe compete effectively with domestic call centers. While we have had no direct contractual relationship with the actual call centers, we in fact train their personnel, prepare the scripts and monitor their operations for compliance with United States law and our policies.

         Based upon our expertise, we have determined to transition our business to provide telemarketing and direct response campaigns and other services for third parties. An intergral part of our plan is to acquire and develop our own international telemarketing call centers either through development, acquisition or joint venture. We intend to take advantage of what we believe is a growing trend for United States companies to outsource teleservices overseas. We believe that ultimately this transition will require substantial capital investment for the call centers, personnel and other infrastructure.

         We will also have to engage additional personnel including foreign and domestic executive officers.


         We intend to offer the following services to customers:

                  o        Campaign Services
                                        -  Design of the Campaign
                                        -  Implementation
                                        -  Management
                  o        Data Management
                                        -  Lead management, distribution, and
                                           tracking
                                        -  Reporting
                                        -  Response management
                                        -  Data mining
                  o        Business Process Outsourcing
                                        -  Transcription
                                        -  Data Entry
                                        -  Accounting
                  o        Fulfillment Services
                                        -  Provisioning
                                        -  Direct mail
                                        -  Call back
                                        -  Email


         We believe there is an opportunity at this time to implement our plans for a number of reasons. We believe there is a trend by large corporations to outsource many economomic functions. This is true with telemarketing functions where we believe internal operations of large companies are partnering with firms which can assume responsibility for all facets of a telemarketing campaign. We also believe competition has forced many of our competitors to reduce their level of services thus creating a vacuum.

         Our offshore operations, particularly in India and the Philippines, have significant advantages as the availability of:

                  |o|      low cost English speaking educated labor pools

                  |o| telecommunication infrastructures and government incentives



General

Regulatory and Compliance Matters

We operate in a regulated business environment. In order to maintain our ability to serve customers and collect revenue, we have taken a proactive approach to resolving regulatory complaints or inquiries. Our Customer Care department has primary responsibility for Customer care inquiries and compliance matters. Calls are transferred to customer care management when the representative can not resolve the situation. Most often, a resolution is achieved.

Most of the regulatory and compliance issues revolve around allegations of unauthorized LEC billing. State Public Service Commissions, State Attorney General Offices, and the FCC attempt to prevent "cramming" or the addition of a specific charge or charges to a customer's local telephone bill without the proper authorization. We do not approve, or participate in, cramming. Our internal procedures reflect an absolute prohibition and zero tolerance for cramming. Through our billing agreements we have agreed to adhere to the highest disclosure standards. Our compliance policy includes the requirement that the telemarketer, among other things, use an approved sales script and follow a prescribed verification procedure. We record each customer authorization and store the digital file for retrieval if needed to show compliance with the law.

We believe we have taken extraordinary steps to ensure that we do not violate regulations relating to cramming. First we seek to avoid all sales in situations that a prospective customer may not realize a change will be placed on the customer's phone bill after the trial period. We do so by:
         o Making certain that the script is adhered to by spot checks by on location personnel and by long distance checking system.
         o Making certain that the verification process is correct by reviewing all verification recording by our personal and by independent third parties.

Sales not properly authorized are rejected. We then take steps to make certain that the customer during that period is aware that they will be billed after that period. We do this by including a warning in our welcome package. This is followed by an e-mail and letter to the customer with the same information sent ten days prior to the billing date.

Despite our substantial efforts to minimize complaints, we have received numerous complaints from governmental agencies and the better business bureau. While complaints may be received informally, we are subject to formal regulatory inquires as well as formal proceedings in several states. In two states, we have negotiated settlements, which we believe resulted in total fines of less than $10,000 and a requested script change. While we believe our script is fully compliant with all regulations and not misleading we have agreed to the change as part of an ongoing policy of complying with all regulators, including those of state consumer protection agencies. We have also agreed to a temporary restraining order in Missouri and North Carolina barring us from certain business practices related to alleged unauthorized charges on a customer's telephone bill. We intend to contest the imposition of a permanent injunction. We are also subject to an investigatory subpoena in other states and are cooperating fully.

In addition to proceedings described above, customer complaints have resulted in the termination of arrangements with a billing house and a LEC. We do not believe these terminations will have an impact on current revenues but future complaints may lead to further terminations. We therefore have redoubled our compliance efforts as discussed above.

Other Activity under existing Business

During 2002, the Company introduced three new products: Financial Freedom, One Nation Calling Plan and Small Business Advantage now changed to Business to Business Advantage.

Financial Freedom was the result of a partnership between us and the Financial Freedom Foundation (FFF), to create a credit awareness and improvement product billed through bank account debit or ACH. The product bundled, a financial education kit and a stored value MasterCard, offered consumers the resources to effectively create budgets, make informed buying and credit decisions, and participate in an economy increasingly geared to card-based payments. During test marketing of the Financial Freedom bundle, the rules governing ACH-type debits changed dramatically rendering the product impractical to bill. We therefore terminated the program during the fourth quarter of 2002.

Our new Long Distance product, The One Nation Calling Plan, is what we believe is a competitive product targeted at small businesses and delivers long distance, travel card, and toll-free access as well as e-mail service, customized Web site and hosting, directory listings and search engine notification. The service is built upon a reseller agreement with a tier-one long distance carrier and provides One Nation customers with a long distance package. To date, we have secured Intrastate certifications in 32 states with an additional 14 in process. Concurrently, the Company has secured a Global 214 certification, which permits us to deliver international traffic.

The Business to Business Advantage Online is another internet services provider product which combines extensive services tailored for small to medium sized businesses. This product provides portal access to a third party service which provides extensive accounting and legal resources, including legal forms and will serve as a focal point for future product delivery. We began sales activities for SBA Online during the last quarter of 2002.

Our subsidiary One World Public Communications Corp. provides international direct dial service for coin telephones. Revenues from this service have been minimal. We believe this business has potential but we have devoted our resources to our other operations.

The Company is continually reviewing products and services to market. Occasionally we will introduce a product or service unsuccessfully as occurred with Financial Freedom as discussed above. Even though this marketing of this product was discontinued we believe we gained valuable knowledge on test marketing from this experience.

Employees

As of 2003, the Company had 64 employees. Of such number of employees eight employees are engaged in engineering and computer systems; 22 employees are engaged in marketing and sales; 27 employees are engaged in administration and finance, including officers of the Company and 18 in customer services and compliance.

Competition

Our subsidiaries face intense competition in the marketing and sale of our services and products. In addition, there is intense competition to obtain the products and services the Company will seek to market. Many of these services and products are sought after or marketed by companies, which are well established, have reputations for success in the development and sale of services and products and have significantly greater financial, marketing, distribution, personnel, and other resources than us. These resources permit such companies to implement extensive advertising and promotional campaigns, both generally and in response to efforts by additional competitors to enter into new markets and introduce new services and products.

PROPERTY

Our office facilities consist of approximately 9,770 square feet of office space in total located separate suites at 11900 Biscayne Blvd., Miami, Florida, 33181. The leases for these suites expire April, 2008. The annual rental of these lease totals approximately $354,000. We have executed an agreement to enter into a new lease at our present location replacing existing arrangements, eliminating some existing space and obtaining new and larger substitute space. Pursuant to this arrangement we will lease a total of approximately 16,800 square feet. The lease will be for five years at annual rentals ranging from approximately $328,000 to approximately $380,000 in the final year.

LEGAL PROCEEDINGS

In August 2002 the Company's subsidiary, Savon, filed a petition under Chapter 11 under the United States Bankruptcy code in United States Bankruptcy Court for the Southern District of Florida. Savon was as a defendant in a lawsuit brought by Global Crossing Bandwidth, Inc., a wholesale telecommunications carrier which had an agreement to provide service to Savon. Global Crossing alleged $21,000,000 damages for breach of contract in its complaint, filed in the United States District Court for the Eastern District of Michigan.

Savon had asserted counterclaims against Global Crossing for breach of the agreement and tortious interference with customers. In conjunction with Global Crossing's pending Chapter 11 proceeding, our counterclaim has been stayed. While we therefore could not obtain a judgement against Global Crossing we would incur substantial defense costs. Savon therefore filed for protection under the bankruptcy code.

See "Business - Regulatory and Compliance Matters" for a description of governmental proceedings arising in the normal course of business including proceedings pending in Missouri and North Carolina.

              Directors, Executive Officers,

Set forth below is information concerning the Company's directors and executive officers:

Name                               Age                                   Position
----                               ---                                   --------
Martin Miller                       63               Chairman of the Board, Chief Executive Officer, Director

David Srour                         42               President - Chief Operating Officer, Director

Irving Greenman                     67               Chief Financial Officer, Director

Gerald Dunne                        42               Executive Vice President

Deborah Gambone                     51               Vice President, Corporate Counsel and Secretary

Ricardo Sablon                      43               Vice President - Chief Technology Officer

William D. Rhodes                   54               President National Online and other subsidiaries

David Berman                        57               Director

Kenneth Elan                        50               Director

Martin Miller has been a private investor for the last five years. During this period he also acted as a United States manager of corporate finance for a foreign investment group.

David Srour since June 2003 has been our president and Chief Operating Officer. Prior to that he served as the Executive Vice President-Chief Operating Officer since November, 2001. Prior to joining us, Mr. Srour was Senior Director of Information Service of CarrAmerica, a former client of his at KPMG Consulting in McLean, Virginia, where he was a Senior Manager from 2000 to 2001. At KPMG, Mr. Srour specialized in eCommerce, project management and process improvement consulting services for such clients as General Motors, Equity Office and Security Capital. Beginning in 1997, he spent four years at Ernst and Young LLP, providing information systems and process improvement consulting services including back office and eCommerce implementations. Mr. Srour also has significant telecommunications experience, including roles as COO of iTelsa and SmarTel Communications.

Irving Greenman our Chief Financial Officer has been employed by us since January 2000 in various executive capacities, including Chief Executive Officer. During the last twenty four years has served in various executive positions, including Chief Financial Officer and Chief Executive Officer, for the past twenty-five years. He was Chief Financial Officer for Kaleidoscope Media Group, Inc. (an Entertainment company), Medica Media and Healthcare International, both of the latter companies in the healthcare field. Mr. Greenman is a Certified Public Accountant in New York and in Florida.

Gerald M. Dunne is our Executive Vice President. He was formally the Chairman and Chief Executive Officer of Group Long Distance Inc., a NASDAQ traded long distance reseller. Mr. Dunne led that Company to over 200,000 residential and small business subscribers before leaving to become Chief Executive of the Company subsidiary, One World Public Communications Corp.

Deborah Gambone has been our corporate counsel since December 2001 and was elected Secretary and a Vice President in November 2002. From February 1997 through April 2001 she was counsel to several firms: Vicon Group February 1997 to November 1998, International Research Group, Inc. March 1999 to December 1999, Telecomputing, Inc. January 2000 to March 2001. From April 2001 to November 2001 she was an independent practitioner.

Ricardo Sablon is our Vice President-Chief Technology Officer. Mr.
Sablon was previously vice president and chief telephony engineer for Equalnet Communications. Mr. Sablon was a founder of FreeCaller Communications, an advertiser sponsored long distance service that he patented. In 1991, Mr. Sablon was the chief executive of CaribeCom, a company that provided the first post-embargo commercial direct-dial service to Cuba from the United States.

William D. Rhodes is the president of our XXX subsidiary and other subsidiaries. He served as President of the Company from January 2002 until June 2003. In February 2001, Mr. Rhodes was also the founding President of National Online Services, Inc. (presently a subsidiary of the Company), establishing corporate infrastructure for this new Internet service provider of "B-to-B" services. Mr. Rhodes performed consulting services for us from September 2000 until February 2001. Prior to this, from February 1999 through July 2000, Mr. Rhodes served as Chief Operating Officer of Equalnet Communications in Houston, TX with responsibility for all company operations including customer care, billing, provisioning and networks. From 1996 until 1999, Mr. Rhodes served as President and COO of Valu-Line Communications in Longview, TX. In this capacity, Mr. Rhodes has an MSEE and BSEE from the University of Missouri at Columbia and has been involved in state-of-the-art electronics, navigation and communication projects throughout his career including 20 years with Rockwell International.

David Berman is a practicing attorney in Miami, Florida and the Company's outside director. For the previous four years, Mr. Berman has been a partner in Berman & Berman, a partnership in Miami, Florida specializing in tax law.

Kenneth Elan has been a practicing attorney in New York City for over (25) years. He specializes in litigation concentrating in commercial and securities litigation.

Executive Compensation.

The following table sets forth information concerning compensation paid or accrued by us or any of our subsidiaries for services rendered during the fiscal year ended December 31, 2002 by all persons who acted as a Chief Executive Officer and for the four highest paid officers earning in excess of $100,000 during 2002. Mr. Greenman did not receive compensation prior to the year 2001.

SUMMARY COMPENSATION TABLE

Annual Compensation                                       Long-Term Compensation Securities Underlying

Name and                                                                             Bonus
Principal Position                             Year            Salary ($)         Awards ($)          Options
------------------                             ----            ----------         ----------          -------
Martin Miller                                  2002               None                  -                  -
Irving Greenman                                2002             $300,000             $75,000
Chairman and CEO                               2001              200,000                                200,000
(2000 through 10/02

William Rhodes                                                   151,630             $25,000
David Srour                                                      186,969             $50,000
Gerald Dunne                                                     146,315             $50,000
Richard Sablon                                                   141,219             $25,000

Mr. Greenman was Chief Executive Officer for a portion of 2002 until Mr. Martin Miller assumed that position.

OPTIONS

Set forth below with respect to the Officers named above is further information concerning options to purchase common stock under the Company's stock option plan.

Options Granted
No options were granted to any named officer in 2002:

Options Exercised and Options Retained
No option was exercised by any Officer named above in 2002.

Set forth below is certain information relating to options retained by Named
Officers:

                                      Exercisable            Unexercisable
                                      -----------            -------------
Irving Greenman                         66,667                  133,333

William Rhodes                          33,333                  66,667

David Srour                             13,333                  26,667

Richard Sablon                          50,000                  100,000

Gerald Dunne                            16,667                  33,333

The market price on December 31, 2002 was $1.85. The exercise price of all options is $2.50. Therefore the options were not in the money.

Stock Option Plans

We have adopted an option plan entitled the Global Asset Holdings 2001 Stock Option Plan (the "Option Plan"). The purpose of the Option Plan is to provide us with a vehicle to attract, compensate and motivate selected eligible persons, and to appropriately compensate them for their efforts, by creating a broad-based stock plan which will enable us, in our sole discretion and from time to time, to offer to or provide such eligible persons with incentives or inducements in the form of awards as such term is defined below, thereby affording such persons an opportunity to share in potential capital appreciation of our common stock.

The Option Plan was approved by the board of directors and is subject to approval by the shareholders. A total of 4,000,000 shares of common stock are available for issuance under the plan.

Under the Option Plan, an eligible person is any person who, at the applicable time of the grant or award under the Option Plan, is an employee, a director and/or a consultant or advisor of ours, or of any parent or subsidiary. An award can consist of: (i) an outright grant of shares of common stock or (ii) the grant of options to purchase shares of Common Stock. As of December 31, 2001, there were options outstanding to purchase 1,000,000 shares of common stock under the Option Plan. An additional 100,000 was awarded to a director in 2002, while 171,000 were forfeited leaving a balance of options to purchase 929,000 shares outstanding as of December 31, 2002. Of these shares, 740,000 shares are subject to options granted to officers and directors with the balance subject to options granted to non-officer employees.

The Option Plan provides for the granting of options which are intended to qualify either as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 or as options which are not intended to meet the requirements of such section (non-statutory stock options"). The exercise price of all incentive stock options must be at least equal to the fair market value of such shares on the date of the grant or, in the case of incentive stock options granted to the holder of more than 10% of our common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which incentive stock options may be granted is ten years from the date of grant (five years in the case of an individual owning more than 10% of our common stock). The aggregate fair market value (determined at the date of the option grant) of shares with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

The Option Plan provides for its administration by the board of directors or a committee chosen by the board of directors, which has discretionary authority, subject to certain restrictions, to determine the number of shares issued pursuant to incentive stock options and non-statutory stock options and the individuals to whom, the times at which and the exercise price for which options will be granted.

The above description of the Option Plan is qualified in its entirety by reference to the full text of the Option Plan, as well as the terms and conditions of any award agreement governing the grant of an award under the Option Plan. A copy of the Option Plan is included as an exhibit.

Additional Options

We have granted additional options to purchase 1,700,000 shares of our common stock at $3.50 per share to our employees and service providers including additional options to officers and directors as follows:

                              o   David Srour          200,000
                              o   Irving Greenman      100,000
                              o   Gerald Dunne         200,000
                              o   Deborah Gambone      100,000
                              o   Richard Sablon       100,000
                              o   William Rhodes       100,000
                              o   Kenneth Elan          50,000

Director Compensation

The Company has no compensation arrangements with its directors. It has however in July 2002 granted a stock option to David Berman pursuant to its Stock Option Plan. This option is to produce 100,000 shares at fifty two cents per share and is substantially similar to the options granted executive officer.

         SECURITY OWNERSHIP

The following table sets forth certain information regarding beneficial ownership of the common stock as of,March 31 2003 by,
o each stockholder known by us to be the beneficial owner of more than 5% of the outstanding common stock,
o each director of ours,
o each named officer,
o and all directors and executive officers as a group. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Name and Address of                                  Number of Shares          Approximate
Beneficial Owner                                    Beneficially Owned          Percentage
-------------------                                 ------------------         -----------
Martin Miller (1)(2)                                         2,898,921                  29%
Stanley Myatt (1)                                            2,803,000                  28%
Sheldon Goldstein                                              900,000                 8.6%
Irving Greenman (3)                                             66,667                   *
William Rhodes (3)                                              33,333                   *
David Berman (3)                                                  none
David Srour (3)                                                 13,333
Richard Sablon (3)                                              50,000                   *
Kenneth Elan                                                      none
Brookfield Investment Ltd.*                                     16,667
                                                                                        (9)
By all officers and
     Directors as a group(1)(3)                              3,078,921                30.2%

(1) Including 5,606,000 shares, registered in the name of Trans Voice, LLC. Each of Messrs. Miller and Myatt is deemed to beneficially own this percentage of the Company by virtue of their or their affiliates equal 50% ownership of Trans Voice Investments Inc. which owns 100% of Trans Voice LLC.

(2) Includes 95,921 shares owned by Mr. Miller and his spouse. It does not include 122,500 shares owned by his spouse which Mr. Miller denies any beneficial ownership.

(3) Represents shares underlying options exercisable within 60 days. In addition to these aforesaid options additional shares are subject to options not exercisable within 60 days as follows:

     Irving Greenman                                       233,333
     William Rhodes                                        166,667
     David Berman                                          100,000
     Kenneth Elan                                           50,000
     David Srour                                           226,667
     Richard Sablon                                        200,000
     Gerald Dunne                                          233,333
     All officers and directors as a group               1,410,000

(4) Brookfield owns of record 770,000 shares and warrants to purchase 4,000,000 shares of our Common Stock. We have been advised by Brookfield that all of our securities held by it are held as nominee for several unrelated third parties.

*    less than 1%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 14, 2000 we acquired the entire interest of Transvoice Ltd in SavOn, a Florida limited liability company. Transvoice Ltd's interest consisted of a 51% ownership interest in SavOn, which increased to 80% on November 15, 2000 pursuant to an Acquisition Agreement between Transvoice Ltd (a United Kingdom corporation) and Teltran International, Inc. (SavOn's former majority member) dated May 1, 2000. The purchase price of Transvoice Ltd's entire interest in SavOn was 2,000,000 shares of our common stock. The original agreement provided if during the period commencing January 1, 2001 and ending June 30, 2002 the accumulated net after tax income of SavOn is greater than $1,200,000 then for each $1.00 of net after tax income of SavOn in excess of $1,200,000 during the Earnings Period, Transvoice Ltd. will receive additional shares of our common stock having a market value of $10.00 per share. Due to the cancellation of the SavOn's agreement with Global Crossing, SavOn discontinued its telecommunications business. Transvoice Ltd. claimed that it was deprived of its right to additional shares as we would have no earnings. In lieu of all claims of Transvoice Ltd. against us, the Company paid an additional $225,000 which was capitalized as part of goodwill.

On March 31, 2001 we entered into an agreement to purchase National Online. The transaction was intended as a tax-free reorganization for federal income tax purposes with our exchanging 2,000,000 of our shares for all of the outstanding shares of National Online pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986. Prior to the transaction, the outstanding stock of National Online was owned as follows: 80% by Transvoice Ltd, and 20% by Sheldon Goldstein. Prior to the transaction, Transvoice Ltd. also held 2,000,000 shares or 33 1/3 of our stock. Also, as part of the transaction, Global agreed to pay additional contingent considerations to the former shareholders of National Online. Such contingent consideration was payable, if during the eighteen month period commencing April 1, 2001 and ending September 30, 2002, the accumulated net after tax income of National Online was $1,200,000 or greater. In that event, the former shareholders of National Online were to receive that number of additional shares of us, valued at $10.00 per share, equivalent to the dollar value of the excess of net after tax income of National Online over $1,200,000. The former owners of National Online have claimed that we failed to commence National Online's operations timely and adequately fund it. As of November 30, 2001 we and shareholders agreed to eliminate the contingent right and settle all claims in consideration for an additional 2,500,000 shares of our common stock.

In April 2001 we entered into an oral agreement to pay TransVoice Investments, Inc. $4.00 per customer (per month). On October 1, 2001, the agreement was modified because the parties agreed the payments were excessive. Transvoice Inc. is unaffiliated with Transvoice Ltd. Pursuant to the Payment Agreement National Online is obligated to pay Transvoice Inc $150,000 per month as long as National Online and affiliates operates its programs. In addition, Transvoice Inc. is to receive an additional $1.00 for each additional customer in excess of 100,000 customers in any given month. National Online is also obligated to provide office space and services to Transvoice Inc. to pay as consideration as a finder's fee and for services provided in connection with the organization of National Online. Messrs. Stanley Myatt and Martin Miller are sole stockholders of Transvoice Inc. Transvoice Inc. owns the entire interest of Transvoice
L.L.C. which has been our principal shareholder since June 2002.

We have agreed with Trans Voice L.L.C. our principal stockholder to outsource many aspects of the development of our new business plan including assisting us in:

   o Managing existing vendor relationships for sales campaigns and growth to meet new business needs.

   o Managing site selection, lease negotiations, design and build-out, of Epixtar's offshore call centers.

   o Negotiating incentive and financial assistance packages with government ministries and agencies on behalf of Epixtar.

   o Identifying commercial opportunities for Epixtar to sell new services and developing new products for Epixtar to market.

   o  Identifying an negotiating merger and acquisition situations for Epixtar.

In the third quarter of 2002 we repaid loans aggregating $175,000 to Transvoice Inc. and Stanley Myatt. The loans bore interest at seven percent per annum.

Based upon agreements in principle reached on November 20, 2002 the Company entered into an agreement on December 6, 2002 relating to its note to Brookfield Investments Ltd. ("Brookfield"). The note is in the amount of approximately $2,800,000 and due on demand. The Company obtained an agreement to defer demand for payment for over two years, and for Brookfield to subordinate its security interest in the Company's and its subsidiaries' accounts receivable to certain types of lenders. The Company agreed to issue 3,000,000 shares of the Company's restricted common stock and agreed to repay accrued interest by July 2003. In addition, the Company retained the right to prepay the loan without any penalty at any time. The stock was never issued pending negotiations that began in December 2002. After these negotiations, the parties determined to modify the agreement ab initio and issue warrants to Brookfield to purchase 4,000,000 shares of the Company's common stock at an exercise price of $.50 per share in lieu of issuing the 3,000,000 shares to Brookfield. The warrants are exercisable during the period from May 31, 2003 until May 31, 2006. The market price was forty ($.40) cents at the time of the agreement in principle in November 2002. Subsequent to March 2003 Brookfield voluntarily agreed to surrender its security interest.

                            Description of Securities

General

         The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Florida law.

         We are authorized to issue up to 50,000,000 shares of common stock, $.001 par value per share, of which 10,516,615 shares were issued and outstanding. Our certificate of incorporation authorizes 10,000,000 shares of "blank check" preferred stock, of which we authorized the issuance of 250, 000 Series A preferred StocK of which 23,210 shares are outstanding.

Common Stock

         Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversions or redemption privileges nor any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

         Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

Preferred Stock

         Our Board of Directors has the authority, without further action by the holders of the outstanding common stock, to issue shares of preferred stock from time to time in one or more classes or series, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, and to fix the terms of any such series or class, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such class or series.

Series A Preferred Stock

In conjunction with the June 2003 financing our board of directors a new created Series A Convertible Preferred Stock with 250,000 Shares authorized. These shares have the following terms.

          o Conversion: Each share of Series A Preferred Stock will be convertible, at the option of the holder, at any time after the date of issuance into a number of shares of Common Stock determined by dividing $100 by the Series A Conversion Price initially $3.50. This price can be changed based upon dilution and in 2004 and 2005 our performance during the prior year.

          o    Conversion Price

               Performance Adjustment: The conversion price may be adjusted based upon our performance in 2003 and 2004 as set forth below:

                                                                   ADJUSTED
                                                                   CONVERSION
               YEAR             NET INCOME                         PRICE
               ----             ----------                         ----------
               2003             less than $5,000,000               $2.00

                                $5,000,000 - $7,500,000            $3.00

                                above $7,500,000                   $3.50

               2004             less than $10,000,000              $2.00

                                $10,000,000-$12,500,000            $3.00

                                over $12,500,000                   $3.50

         The adjusted price, if any, will not be greater than 5% below market value at the time of the adjustment, but may not be below $2.00.

          o Anti-dilution Protection: With some exceptions including shares issued pursuant to a merger or acquisition, or a lease line or line of credit, if the Company issues or sells stock below the current conversion price, then the conversion price shall be reduced to the price of sale or issuance. The conversion price of the Preferred Stock will also be subject to adjustment to reflect stock dividends and stock splits.

          o Automatic Conversion: The Series A Preferred will be automatically converted into Common Stock upon the earlier to occur of: (1) the closing of a public offering of our common stock at ten dollars or more per share with gross proceeds of $50,000,000 or (2) the vote of the holders of a majority of the Series A Preferred voting separately as a single class.

          o Dividend Rights: Holders of Series A Preferred shall be entitled to receive cumulative dividends at an annual rate of $8.00 per share from legally available funds. A pro-rata portion of unpaid or undirected dividends will be taken into account upon conversion or redemption

          o Liquidation Preference: In the event of any involuntary or voluntary liquidation, dissolution, or winding up of us, the holders of Series A Preferred shall be entitled to receive, prior and in preference to any distribution to the holders of Common Stock, a liquidation payment in an amount equal to two times the Series A Price per share plus any unpaid dividends.

          o Voting Rights: Subject to any additional voting rights provided by law), the Series A Preferred vote on an as-converted basis together with the Common Stock on all matters presented to stockholders.

          o Protective Provisions: We are required to obtain approval of Series A Preferred holders for actions which could have an advise effect on the Series A Preferred including any actions resulting in

               o    any change in the rights, preferences or privileges of the
                     Series A Preferred advisor.

               o    a change of control.

               o a change in any business other than the business engaged in by the Company at the time of Closing.

          o Board Representation: The holders of the Series A Stock are entitled to one seat on our board, or at the option of the shareholders observer rights to the board. All related attendance expenses will be paid by the us.

          o Redemption Right: We have the right to repurchase the total aggregate amount outstanding of Series A Preferred on the anniversary date of the closing of this financing at a price equal to $200 per share subject to the right of the holder to exercise before repurchase.

Warrants


    Brookfield Warrants

         We have issued warrants to Brookfield Investments Ltd. to purchase 4,000,000 shares of our common stock at fifty cent per share. The warrant expires in 200. The exercise price is adjusted upon stock splits, reverse splits and similar occurances.

    Investment Banking Warrants

         In April 2003, we issued warrants to purchase 130,000 shares of our Company stock to a firm we entered into an investment banking arrangement. These warrants expire in October 2008 and are excusable at $3.39 per share.

    Private Placement Warrants

         In June 2003, we issued warrants to purchase 329,140 shares of our common stock pursuant to our private placement. These warrants expire in June 2008 and are exercisable at a 7.00 per share. The warrants price of these warrants is adjusted upon stock splits, reverse splits, reclassification and sales below the exercise price.

         We also issued warrants to purchase 67,368 shares of our common stock to persons who provided services in connection with our private placement. These warrants expire in 2008 and are execiseable at 5.00 per share.

         All of these warrants other than the warrants owned by Brookfield provide for cashless exercise. This means upon exercise the holder does not pay cash for the exercise price. In lieu of cash the holder surrenders a sufficient unexercised warrants equal to the number of shares of common stock having a then market value equal to the aggregate exercise price.

Transfer agent

         The transfer agent for our common stock is Interwest. Transfer xxxxx of 1981 East 4800 South Street, Salt Lake City, Utah 84117. Their telephone number is (801)-272-7294


Disclosure of Commission Position on Indemnification for Securities Act Liabilities

         Our bylaws provide that we will indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of
         , absent a finding of  misconduct in the performance of their duties.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the above described provisions, or otherwise, we have has been advised that in the opinion of the Securities and Exchange Commission their indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

         In the event that a claim for indemnification against these liabilities (other than the payment by us of expenses incurred or paid by any director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

Shares Eligible for Future Resale

         As of June 15, 2003, we had an aggregate of 10,516,615 shares of our common stock issued and outstanding, of which 6,516,615 shares are "restricted securities," which may be sold only in compliance with Rule 144 under the Securities Act of 1933, as amended or other exemptions from registration requirements of this act. Rule 144 provides, in essence, that a person holding restricted securities for a period of one year after payment therefore may sell, in brokers' transactions or to market makers, an amount not exceeding 1% of the outstanding class of securities being sold, or the average weekly reported volume of trading of the class of securities being sold over a four-week period, whichever is greater, during any three-month period. (Persons who are not our affiliates and who had held their restricted securities for at least two years are not subject to the volume or transaction limitations.) Substantially all of our shares will be capable of sale pursuant to Rule 144 subject to the foregoing limitation. The sale of a significant number of these shares in the public market may adversely affect prevailing market prices of our securities.

                            SELLING SECURITIESHOLDERS

         In June 2003, sold 23,510 shares of our convertible preferred stock for an aggregate of $ or $100 per share. For each share sold the purchases received 14 five year warrants to purchase our common stock at an exercise price of $7.00 per share. The Preferred shares are convertible into a number of shares equal to 100 divided by a conversion price per share of $3.50. This conversion price may be reduced to $2.00 if we did achieve performance goals.

         In connection with the sale we paid fees equal to ten percent of the amount raised to a third party and issued five year warrants to purchase shares of common stock execiseable at a price of $5.00 per share.

         The selling securities holders are purchasers in our private placement or persons receiving warrants for services in connection with the offering. The shares offered for sale are shares of common stock these persons have a right to acquire upon converion of the preferred stock or exercise of the warrants. The amount listed for each holder of preferred stock in each case represents the number of shares which may be acquired upon conversion assuming we do not achieve our performance goals.

         The following table contains information concerning the beneficial ownership of our common stock by the selling stockholders as adjusted for sales by each selling stockholder.

                                Before the Offering        After the Offering
                                -------------------  -----------------------------
           Identity of                 Shares          Shares Beneficially Owned
      Stockholder or Group             Offered
                                   ----------------  -----------------------------
       Wayne Saber                      42,570
                                   ----------------  -----------------------------
       Lisa M. Smukler                  42,570
                                   ----------------  -----------------------------
       A. Barclay                       42,570
                                   ----------------  -----------------------------
       Michael Hamblett                  8,940                   None
                                   ----------------  -----------------------------
    Wolverine Trading, LLC              42,570                   None
                                   ----------------  -----------------------------
       Wexford Clearing                 42,570                   None
                                   ----------------  -----------------------------
  Truk Opportunity Fund, LLC            84,570                   None
                                   ----------------  -----------------------------
  Abingdon Investments, LLC             44,699                   None
                                   ----------------  -----------------------------
      Steven B. Rosner                 106,425                   None
                                   ----------------  -----------------------------
    SDS Merchant Fund, LP              212,850                   None
                                   ----------------  -----------------------------
      Daniel A. Gooze                   85,140                   None
Revocable Trust Dated 3/25/88
                                   ----------------  -----------------------------
     Otape Investments LLC             127,710                   None
                                   ----------------  -----------------------------
       WEC Partners LLC                 42,570                   None
                                   ----------------  -----------------------------
       Michael Associates               44,699                   None
                                   ----------------  -----------------------------
        Cristopher Fiore                42,570                   None
                                   ----------------  -----------------------------
   CD Investment Partners Ltd.          63,855                   None
                                   ----------------  -----------------------------
    SANDS Brothers & Co. Ltd.          163,584                   None
                                   ----------------  -----------------------------
     Alpine Capital Partners            33,684                   None
                                   ----------------  -----------------------------


The selling securityholders who acquired their shares in our private placement may sell shares issuable upon conversion of the preferred stock or exercise of warrants set forth below is a breakdown of shares issuable pursuant to each security.

Name                               Series A Preferred             Warrants
----                               ------------------             --------
Michael R. Hamblett                       6,000                     2,940
Wolverine Trading, LLC                   28,570                    14,000
Wexford Clearing                         28,570                    14,000
Truk Opportunity Fund, LLC                5,654                     2,800
Abingdon Investments, LLC                29,999                    14,700
Steven B. Rosner                         71,425                    35,000
SDS Merchant Fund, LP                   142,850                    70,000
Daniel A. Gooze                          57,140                    28,000
Wayne Saber                              28,750
Lisa M. Smukler                          28,750
A. Barclay                               28,750
Otape Investments LLC                    85,710                    42,000
WEC Partners                             27,570                    14,000
Michael Associates                       29,999                    14,700
Cristopher Fiore                         28,570                    14,000
CD Investment Partners                   42,855                    21,000

         The above assumes all of the shares being offered will be sold. Because the selling stockholders may sell all, some or none of the shares that it holds, the actual number of shares that will be sold by the selling stockholders upon or prior to termination of this offering may vary. The selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares since the date on which they provided the information regarding their common stock in transactions exempt from the registration requirements of the Securities Act. Additional information concerning the selling stockholders may be set forth from time to time in prospectus supplements to this prospectus.

                             Plan of Distribution

Sale of the shares may be made from time to time by the selling stockholders, or subject to applicable law, by pledgees, donees, distributees, transferees or other successors in interest. These sales may be made:

         o        on the over-the-counter market
         o        on foreign securities exchange
         o        in privately negotiated transactions or otherwise
         o        in a combination of transactions at prices
         o        at terms then prevailing
         o        at prices related to the then current market price
         o        at privately negotiated prices

Without limiting the generality of the foregoing, the shares may be sold in one or more of the following types of transactions.

         o A block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transactionpurchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;
         o an exchange distribution in accordance with the rules of such exchange;
         o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
         o face to face transactions between sellers and purchasers without a broker dealer. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the resales.

Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders in amounts to be negotiated in connection with the sale. These brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

         Information as to whether underwriters who may be selected by the selling stockholders, or any other broker-dealer, is acting as principal or agent for the selling stockholders, the compensation to be received by underwriters who may be selected by the selling stockholders, or any broker-dealer, acting as principal or agent for the selling stockholders and the compensation to be received by other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the Shares may be required to deliver a copy of this prospectus, including a prospectus supplement, if any, to any person who purchasers any of the Shares from or through such dealer or broker.

We have advised the selling stockholders that during if at any time they may be engaged in a distribution of the shares they are required to comply with Regulation M promulgated under the Exchange Act. The selling shareholders have acknowledged such advice by separate agreement and agree therein to comply with such regulation. In general, Regulation M precludes the selling stockholders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. A "distribution" is defined in the rules as an offering of securities that is distinguished from ordinary trading activities and depends on the "magnitude of the offering and the presence of special selling efforts and selling methods". Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.


         We have agreed to indemnify the selling securityholder against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments to which such securityholder may be required to make in respect thereof.

 Legal Matters

         The validity of the common stock offered hereby will be passed upon for Epixstar Corp. by Michael D DiGiovanna Esq. 212 Carnegie Center, Suite 206, Princeton New Jersey 08540.

                                     Experts

         Our financial statements included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Liebman Goldberg & Drogin LLP independent certified public accountants, whose reports thereon appear elsewhere herein and in the registration statement.

                              Available Information

         We have filed with the Commission, Washington, D.C. 20549, a Registration Statement on Form SB-2 under the Securities Act with respect to our common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended and in accordance therewith file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement, including exhibits and schedules thereto, may be inspected without charge at the Commission's principal office in Washington D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, after payment of fees prescribed by the Commission. The Commission also maintains a World Wide Web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the Caddresshttp://www.sec.gov.

                         EPIXTAR CORP. AND SUBSIDIARIES
              FORMERLY GLOBAL ASSET HOLDINGS, INC. AND SUBSIDIARIES

                                    CONTENTS


                               Table of Contents


Part I: Financial Information

  Item 1. Financial Statements

    Consolidated Balance Sheet as of March 31,
    2003 and December 31, 2002                                             F-1

    Consolidated Statements of Operations for the three months
    ending March 31, 2003 and 2002                                         F-2

    Consolidated Statements and Cash Flows for the three months
    ending March 31, 2003 and 2002                                         F-3

    Notes to Financial Statements                                          F-4

                         EPIXTAR CORP. AND SUBSIDIARIES
              FORMERLY GLOBAL ASSET HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                              March 31         December 31
                                                                                2003               2002
                                                                            ------------      ------------
                                     ASSETS
Current Assets:
     Cash and cash equivalents                                               $   242,209      $    722,674
     Accounts receivable - net                                                 4,326,210         3,802,326
     Prepaid expenses and advances                                                11,596            59,940
     Debt restructuring costs - current portion                                  500,000           500,000
     Deferred billing costs                                                      277,309           154,246
                                                                             -----------      ------------
        Total current assets                                                   5,357,324         5,239,186
                                                                             -----------      ------------
Property and equipment, net of accumulated depreciation of  $141,374 and         448,356           406,971
    $105,375                                                                 -----------      ------------
Other Assets:
     Debt-restructuring costs - non current portion                              333,333           458,333
     Goodwill (net of amortization)                                           16,801,359        16,801,359
     Deposits                                                                    135,101            76,716
                                                                             -----------      ------------
        Total other assets                                                    17,269,793        17,336,408
                                                                             -----------      ------------
Total assets                                                                 $23,075,473      $ 22,982,565
                                                                             ===========      ============
                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
     Notes payable                                                           $   404,466      $    404,466
     Accounts payable                                                          3,229,738         3,211,934
     Accounts payable - subject to compromise                                    385,401           385,401
     Accrued expenses and taxes                                                  834,552         1,398,664
     Deferred revenue                                                          1,227,528         2,897,693
     Capitalized lease obligations - current portion                              74,027            79,320
     Corporate Income Tax Payable                                                389,672
                                                                             -----------      ------------
        Total current liabilities                                              6,545,384         8,377,478
                                                                             -----------      ------------
Long-Term Liabilities:
     Note payable                                                              2,474,000         2,474,000
     Capitalized lease obligations - non-current portion                          71,575            88,451
     Loan payable                                                                      -                 0
                                                                             -----------      ------------
        Total long-term liabilities                                            2,545,575         2,562,451
                                                                             -----------      ------------
        Total liabilities                                                      9,090,959        10,939,929
                                                                             -----------      ------------
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, $.001 par value per share, 10,000,000
     shares authorized and -0- issued and outstanding                                  -                 -
Common stock, $.001 par value per share, 50,000,000
     shares authorized and 10,503,000 shares issued
     and outstanding in 2003 and 2002, respectively                               10,503            10,503
Additional paid in capital in excess of par value                             31,757,997        31,757,997
Accumulated deficit                                                          (17,783,986)      (19,725,864)
                                                                            -------------     ------------
     Total stockholders' equity                                               13,984,514        12,042,636
                                                                            -------------     ------------
     Total liabilities and stockholders' equity                             $ 23,075,471      $ 22,982,565
                                                                            =============     ============

           See Accompanying Notes to Consolidated Financial Statements
                         Part 1 - Financial Information

                         EPIXTAR CORP. AND SUBSIDIARIES
              FORMERLY GLOBAL ASSET HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                      For the First Quarter Ended March 31,

                                                        2003            2002
                                                  --------------   -------------
                                                                     (RESTATED)

Revenues                                           $  12,366,775   $  2,066,131
Cost of sales                                          5,983,628      1,607,815
                                                  --------------   ------------
Gross profit (loss)                                    6,383,147        458,316
Expenses:
     Selling, general and administrative               3,849,705      1,363,820
                                                  --------------   ------------
Income(Loss) from operations                           2,533,442       (905,504)
                                                  --------------   ------------
     Interest expense                                    165,893         71,560
     Depreciation                                         35,999         13,724
                                                  --------------   ------------
                                                         201,892         85,284
                                                  --------------   ------------
     Income(Loss) from continuing operations           2,331,550       (990,788)
     Loss from discontinued operation                          0        (16,406)
                                                  --------------   ------------
Net Income(loss) before taxes                     $    2,331,550   $ (1,007,194)
                                                  --------------   ------------
Less: Provision for Corporate Income Taxes               389,672              0
                                                  --------------   ------------
Net Income(Loss)                                       1,941,878     (1,007,194)
                                                  ==============   ============

Net Income(loss) per share (basic and diluted),
based upon 10,503,000 and 10,503,000 weighted
average shares outstanding for March 31, 2003
and 2002, respectively                            $        .185    $       (.10)
                                                  =============    ============

           See Accompanying Notes to Consolidated Financial Statements
                         Part 1 - Financial Information

                         EPIXTAR CORP. AND SUBSIDIARIES
              FORMERLY GLOBAL ASSET HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                      For the First Quarter Ended March 31,


                                                                                                 (Restated)
                                                                                      2003          2002
                                                                                  ------------  ------------
Cash Flows from Operating Activities:
   Net (loss) Income                                                              $ 1,941,878   $  (990,788)
Adjustments to Reconcile Net Loss to Net Cash
   (Used in) Operating Activities:
        Depreciation and amortization                                                 160,999        13,724
Changes in Assets and Liabilities:
        (Increase) in accounts receivable                                            (523,884)     (213,082)
         Decrease (increase) in prepaid expenses and advances                          48,344        (4,193)
        (Increase) in deferred billing costs                                         (123,063)      (43,181)
        (Increase)  Decrease in deposits                                              (58,385)       12,946
        (Decrease) Increase in accounts payable and accrued expenses                 (546,308)      935,052

         Increase in Corporation Income Tax Payable                                   389,672             -
        (Decrease) Increase in deferred revenues                                   (1,670,165)      267,129
                                                                                  -----------   -----------
        Net cash (used in) provided by operating activities                          (380,912)      (22,393)
                                                                                  ------------  -----------
Cash Flows from Investing Activities:
   Acquisition of fixed assets                                                        (77,384)     (182,536)
                                                                                  -----------   -----------
        Net cash (used in) investing activities                                       (77,384)     (182,536)
                                                                                  -----------   -----------
Cash Flows from Financing Activities:
   Increase in notes payable and capitalized lease obligations                              -       147,558
   Repayment of notes and loans payable and capitalized lease obligations             (22,169)            -
                                                                                  -----------   -----------
        Net cash provided by financing activities                                     (22,169)      147,558
                                                                                  -----------   -----------
Decrease in cash                                                                     (480,465)      (57,371)
Cash, beginning of period                                                             722,674        73,762
                                                                                  -----------   -----------
Cash, end of period                                                               $   242,209   $    16,391
                                                                                  ===========   ===========

Income Tax                                                                                   -            -
Interest Paid                                                                     $    86,101
                                                                                  -----------   -----------


           See accompanying notes to consolidated financial statements
                          Part I- Financial Information

                                  Epixtar Corp.
                      Formerly Global Asset Holdings, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2003


Note 1 - Basis of Presentation:

         The financial information included herein is unaudited; however, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for a fair statement of results for the interim periods.


         The results of operations for the three month period ended March 31, 2003 are not necessarily indicative of the results to be expected for the full year.

Note 2 - Principle of Consolidation:

         The consolidated financial statements include the accounts of Epixtar Corp. and Its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

Note 3 - Restatement

         The company's consolidated financial statements included in the 2001 annual Report on Form 10-KSB were restated, whereby all telemarketing and fulfillment costs are expensed as incurred. Previously these costs were expensed after 45 days. All references to financial statements for the quarter ending March 31, 2002 in this quarterly report, have been changed to reflect this restatement.

Forward Looking Statements

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements are subject to various known and unknown risks and uncertainties and the Company cautions you that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance. Our actual results could differ from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond the Company's control, including (i) the volatile and competitive nature of our industry, (ii) change in domestic and foreign economic and market conditions,
(iii) the effect of federal, state and foreign regulation on the Company's business, (iv) changes in technology, (v) changes in charges of third party providers, (vi) failure of third parties in performing services to us and (vii) the continued acceptance of our products and the future acceptance of new services and products. The Company does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events.

2. Managements Discussion and Analysis of Financial Condition and Results of Operations

On November 14, 2000, the Company acquired an 80% membership interest in SavonCalling.com, LLC ("SavOn"). SavOn was engaged in the marketing and resale of domestic and international telecommunications services, we have since ceased this business. On March 31, 2001, the Company acquired 100% of the outstanding shares of National Online Services, Inc. ("National Online"). National Online provides Internet related services to small business subscribers marketing through independent telemarketers. The Company introduced additional products in 2002 all marketed in the same manner.

Substantially all the company's revenues for the first Quarter of 2003 were derived from sales of internet provider services for small businesses. These products were primarily sold by two subsidiaries National Online and Liberty Online Services, Inc. ("Liberty Online"), both market substantially similar products. During the 1st Quarter of 2003, Additional subsidiaries were generating revenues from sales of products which were (except in 1 instance) similar to internet provider services of National Online Services, Inc. but offering additional or other services.

                         EPIXTAR CORP. AND SUBSIDIARIES
              FORMERLY GLOBAL ASSET HOLDINGS, INC. AND SUBSIDIARIES

                                    CONTENTS


                 For the years ended December 31, 2002 and 2001


  Independent Auditors' Report                                          F-1

  Financial Statements:

    Consolidated Balance Sheets                                         F-2

    Consolidated Statements of Operations                               F-3

    Consolidated Statements Statement of Stockholders' Deficit          F-4

    Consolidated Statements of Cash Flows                               F-5

    Notes to Consolidated Financial Statements                       F-6 -- F-21

The Board of Directors
Epixtar Corp. and Subsidiaries
Formerly Global Asset Holdings, Incorporated and Subsidiaries
Miami, Florida

We have audited the accompanying consolidated balance sheets of Epixtar Corp. and Subsidiaries formerly Global Asset Holdings, Incorporated and Subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Epixtar Corp. and Subsidiaries formerly Global Asset Holdings, Incorporated and Subsidiaries as of December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a negative working capital, which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are partially discussed in Notes 2 and 12.


Liebman Goldberg & Drogin, LLP
Garden City, New York

March 11, 2003

                         EPIXTAR CORP. AND SUBSIDIARIES
          FORMERLY GLOBAL ASSET HOLDINGS, INCORPORATED AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                  December 31,

                                                                         2002              2001
                                                                     ------------      ------------
                                                                                        (Restated)
                                     ASSETS
Current Assets:

     Cash and cash equivalents                                       $    722,674      $     73,883
     Accounts receivable - net                                          3,802,326           731,511
     Prepaid expenses and advances                                         59,940             1,666
     Debt restructuring costs - current portion                           500,000                 -
     Deferred billing costs                                               154,246            35,500
                                                                     ------------      ------------
         Total current assets                                           5,239,186           842,560
                                                                     ------------      ------------

Property and equipment, net of accumulated depreciation
     of $105,375 and $6,817                                               406,971           201,466
                                                                     ------------      ------------

Other Assets:
     Debt-restructuring costs - non current portion                       458,333                 -
     Goodwill (net of amortization)                                    16,801,359        16,801,359
     Deposits                                                              76,716            33,996
                                                                     ------------      ------------
         Total other assets                                            17,336,408        16,835,355
                                                                     ------------      ------------

Total assets                                                         $ 22,982,565      $ 17,879,381
                                                                     ============      ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
     Notes payable                                                   $    404,466      $  2,649,000
     Accounts payable                                                   3,211,934         1,176,943
     Accounts payable - subject to compromise                             385,401                 -
     Accrued expenses and taxes                                         1,398,664           127,325
     Deferred revenue                                                   2,897,693           355,001
     Capitalized lease obligations - current portion                       79,320            29,861
                                                                     ------------      ------------
         Total current liabilities                                      8,377,478         4,338,130
                                                                     ------------      ------------

Long-Term Liabilities:
     Note payable                                                       2,474,000                 -
     Capitalized lease obligations - non-current portion                   88,451            30,514
     Loan payable                                                               -            22,212
                                                                     ------------      ------------
         Total long-term liabilities                                    2,562,451            52,726
                                                                     ------------      ------------

         Total liabilities                                             10,939,929         4,390,856
                                                                     ------------      ------------

Commitments and Contingencies

Stockholders' Equity:
     Preferred stock, $.001 par value per share, 10,000,000
         shares authorized and -0- issued and outstanding                       -                 -
     Common stock, $.001 par value per share, 50,000,000
         shares authorized and 10,503,000 shares issued
         and outstanding in 2002 and 2001, respectively                    10,503            10,503
     Additional paid in capital in excess of par value                 31,757,997        30,757,997
     Accumulated deficit                                              (19,725,864)      (17,279,975)
                                                                     ------------      ------------
         Total stockholders' equity                                    12,042,636        13,488,525
                                                                     ------------      ------------

         Total liabilities and stockholders' equity                  $ 22,982,565      $ 17,879,381
                                                                     ============      ============

       See notes to consolidated financial statements

                         EPIXTAR CORP. AND SUBSIDIARIES
          FORMERLY GLOBAL ASSET HOLDINGS, INCORPORATED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                        For the years ended December 31,

                                                                  2002              2001
                                                              ------------      ------------
                                                                                 (Restated)

Revenues                                                      $ 26,250,851      $  1,189,723

Cost of sales                                                   17,781,967         1,684,615
                                                              ------------      ------------

Gross profit (loss)                                              8,468,884          (494,892)

Expenses:
     Selling, general and administrative                        10,233,529         2,298,048
                                                              ------------      ------------

(Loss) from operations                                          (1,764,645)       (2,792,940)
                                                              ------------      ------------

     Interest expense                                              539,369            90,597

     Depreciation                                                   98,557             6,817

     Amortization of purchased intangibles                               -         1,950,241
                                                              ------------      ------------

                                                                   637,926         2,047,655
                                                              ------------      ------------

     Loss from continuing operations                            (2,402,571)       (4,840,595)

     Loss from discontinued operation                              (43,318)       (1,551,537)

     Loss from disposal of discontinued operation
         (write-off of goodwill)                                         -       (10,126,955)
                                                              ------------      ------------

Net (loss)                                                    $ (2,445,889)     $(16,519,087)
                                                              ============      ============

Net (loss) per share (basic and diluted), based
    upon 10,503,000 and 7,758,693 weighted
    average shares outstanding for December 31,
    2002 and 2001, respectively                               $      (0.23)     $      (2.13)
                                                              ============      ============

                 See notes to consolidated financial statements

                         EPIXTAR CORP. AND SUBSIDIARIES
          FORMERLY GLOBAL ASSET HOLDINGS, INCORPORATED AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 For the years ended December 31, 2002 and 2001

                                                      Common Stock               Additional
                                              -----------------------------       Paid in        Accumulated
                                                 Shares           Amount          Capital          Deficit
                                              ------------     ------------     ------------     ------------
Balance - January 1, 2001                        6,000,000     $      6,000     $ 11,999,000     $   (763,487)

Issuance of shares to acquire
    subsidiary                                   2,000,000            2,000       12,998,000            2,599

Issuance of shares re: cancellation
    of earnout provision                         2,500,000            2,500        5,747,500                -

Issuance of shares for services                      3,000                3           13,497     $          -

Net (loss) for the year
December 31, 2001-restated                               -                -                -      (16,519,087)
                                              ------------     ------------     ------------     ------------

Balance - December 31, 2001                     10,503,000           10,503       30,757,997      (17,279,975)

Issuance of warrants re:
  debt restructuring                                     -                -        1,000,000                -

Net (loss) for the year
December 31, 2002                                        -                -                -       (2,445,889)
                                              ------------     ------------     ------------     ------------

Balance - December 31, 2002                     10,503,000     $     10,503     $ 31,757,997     $(19,725,864)
                                              ============     ============     ============     ============


                 See notes to consolidated financial statements

                         EPIXTAR CORP. AND SUBSIDIARIES
          FORMERLY GLOBAL ASSET HOLDINGS, INCORPORATED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                        For the years ended December 31,

                                                                                        (Restated)
                                                                         2002              2001
                                                                    ------------      ------------
Cash Flows from Operating Activities:
   Net (loss)                                                       $ (2,445,889)     $(16,519,087)
Adjustments to Reconcile Net Loss to Net Cash
   (Used in) Operating Activities:
     Depreciation and amortization                                       140,224         3,798,922
     Write-off of goodwill                                                     -        10,126,955
     Changes in Assets and Liabilities:
     (Increase) in accounts receivable                                (3,070,815)         (716,215)
     (Increase) Decrease in prepaid expenses and advances                (58,274)              897
     (Increase) in deferred billing costs                               (118,746)          (35,500)
     (Increase) in deposits                                              (42,720)          (30,973)
     Increase in accounts payable and accrued expenses                 3,306,330           960,455
     Increase in accounts payable - subject to compromise                385,401                 -
     Increase in deferred revenues                                     2,542,692           355,001
                                                                    ------------      ------------
         Net cash (used in) provided by operating activities             638,203        (2,059,545)
                                                                    ------------      ------------

Cash Flows from Investing Activities:
  Acquisition of fixed assets-net of disposals to subsidiary            (304,062)         (127,094)
                                                                    ------------      ------------
         Net cash (used in) investing activities                        (304,062)         (127,094)
                                                                    ------------      ------------

Cash Flows from Financing Activities:
    Increase in notes payable and capitalized lease obligations          624,282         2,424,375
     Repayment of notes and loans payable and capitalized
         lease obligations                                              (309,632)                -
     Acquisition of goodwill (net of non-cash) stock issuance                  -          (225,000)
     Issuance of stock for services                                            -            13,500
     Investment in subsidiary                                                  -             1,000
                                                                    ------------      ------------
         Net cash provided by financing activities                       314,650         2,213,875
                                                                    ------------      ------------

Increase in cash                                                         648,791            27,236

Cash, beginning of period                                                 73,883            46,647
                                                                    ------------      ------------

Cash, end of period                                                 $    722,674      $     73,883
                                                                    ============      ============

Supplemental Disclosures:
     Non-cash issuance of 4,503,000, common
         shares of stock @ $.001 par value regarding
         acquisition and for services @ December 31, 2001           $          -      $          -
                                                                    ============      ============

     Non-cash issuance of 4,000,000 common
         stock warrants at .25 per warrant re: debt
         restructuring at December 31, 2002                         $          -      $          -
                                                                    ============      ============

     Income tax                                                     $          -      $          -
                                                                    ============      ============

     Interest paid                                                  $    306,396      $      6,925
                                                                    ============      ============

       See notes to consolidated financial statements

                         EPIXTAR CORP. AND SUBSIDIARIES
          FORMERLY GLOBAL ASSET HOLDINGS, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2002

Note 1 - Description of Business:
---------------------------------

         Epixtar Corp. (the "Company") was incorporated in Florida in June 1994. The Company previously knows as Global Asset Holdings changed its name on November 25, 2002. The Company was originally known as Pasta Bella, Inc. and changed to Global in 1997. The Company was originally formed for the acquisition of other entities or businesses.

         On November 14, 2000, the Company acquired the entire interest held by Transvoice Investments, Ltd. in SavOnCalling.com, LLC (80%). Transvoice's original interest of 51% ownership in Savon increased to 80% on November 14, 2000, pursuant to an acquisition agreement dated May 1, 2000 between Transvoice and Teltran International, Inc. Teltran continues to hold a minority interest of 20% in Savon. Savon was engaged in the marketing and resale of domestic and international telecommunications services. During the year 2001, Savon discontinued its business operations. On August 28, 2002, Savon filed for reorganization under Chapter 11 of the federal bankruptcy code.

         On March 31, 2001, the Company acquired all of the outstanding shares of National Online Services, Inc. ("NOL"). Transvoice Investments, Ltd. and a non-related party owned 80% and 20% of the outstanding shares respectively. NOL was incorporated in February 2001 as a provider of subscription based "yellow pages" internet directory services.

         On June 1, 2001, the Company formed a new wholly owned subsidiary; One World Public Communications, Corp. One World was formed to provide low-rate pay phone service for international calls.

         In December 2001, the Company formed two additional subsidiaries; Merchant Internet Services Corp. and Liberty On-Line Services, Inc. formerly Bell America Communications, Corp. Merchant was formed to provide customer care service to customers of National Online Services. Liberty On-Line was formed to offer small business solutions such as internet access, web-site design hosting and telecommunication services to customers obtained by using direct customer contact (telemarketing).

         Additionally, during 2002, the Company formed seven additional wholly owned subsidiaries. These subsidiaries will provide various internet, telecommunication, telemarketing services as well as internal management functions.

                         EPIXTAR CORP. AND SUBSIDIARIES
          FORMERLY GLOBAL ASSET HOLDINGS, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2002

Note 2 - Summary of Significant Accounting Policies:
----------------------------------------------------

         Principles of Consolidation:
         ----------------------------

         The consolidated financial statements include the accounts of Epixtar Corp. (formerly Global Asset Holdings, Inc.), its 80% owned subsidiary SavOnCalling.com, LLC, and its wholly-owned subsidiaries; National Online Services, Inc., One World Public Communications, Corp., Merchant Internet Services Corp. and Liberty On-Line Services, Inc. Amerilinc, Inc., Epixtar Communications Corp., Epixtar Financial Corp., Epixtar Management Corp., Epixtar Solutions, Corp., Freedom Phonecard, Inc., and SBA Online, Inc. All significant intercompany accounts and transactions have been eliminated.

         Revenue Recognition:
         --------------------

         Savon was a marketer and reseller of both domestic and international telecommunications services. Beginning in March 2001, Savon discontinued providing telecommunication services. While active as a provider of telecommunication services, Savon recognized revenue upon notification of customer usage from its carrier and subsequently billed its customers. Savon continued to provide management services to the Company and its other subsidiaries until the formation of Epixtar Management Corp. in August 2002 and its Chapter 11 bankruptcy filing.

         National Online Services is a provider of subscription based "yellow pages" internet directory services. Its operations and sales began in May 2001. NOL obtains its customers utilizing outside professional telemarketing call centers. Thirty days after sign-up approval and delivery of the computer software by a fulfillment provider, NOL submits to its billing services, a batch listing of all new accounts on a weekly basis. The billing services remit collections to NOL on a weekly or monthly basis for collections from local exchange carriers ("LEC"), which are for billings that occurred approximately sixty to ninety days prior. Revenue is recognized when a customer is billed for the service. Since a portion of the billing may be earned in a subsequent period, some revenue is deferred. Additionally, as is common business practice in the telecommunications industry, the billing services remit collections reduced by a "holdback or reserve". The holdback or reserve represents anticipated uncollectible billings, disputed billings or adjustments to a customer's account. The billing companies holdback or reserve is an agreed upon percentage and reconciled monthly with the Company.

         One World Public Communications Corp. provides low rate long distance international pay phone service. Its revenues in 2002 and 2001 have been minimal. The pay phone operators are billed monthly, based upon actual usage at each pay phone. When a call is initiated, revenues are earned. Usage is determined from computerized information and telephone switches. Actual billing of revenues is based upon contracts with the pay phone operator and stated rates in the contract.

                         EPIXTAR CORP. AND SUBSIDIARIES
          FORMERLY GLOBAL ASSET HOLDINGS, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2002

Note 2 - Summary of Significant Accounting Policies (Continued):
----------------------------------------------------------------

         Revenue Recognition (Continued):
         --------------------------------

         Merchant Internet Services Corp. provided customer care services to existing and new customers of the Company's' operating subsidiaries. During the year ended 2002, the Company determined it was more cost effective to provide these services on an outsource basis.

         Liberty On-Line Services, Inc. provides similar "internet services to customers like National OnLine Services". Revenue Recognition polices are the same as NOL.

         Use of Estimates:
         -----------------

         The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         Property and Equipment:
         -----------------------

         Property and equipment are recorded at cost. Depreciation is computed principally by the straight-line method for financial reporting purposes and by accelerated methods for income tax purposes. Estimated useful lives for financial reporting purposes range from five to seven years. Expenditures, which significantly increase value or extend useful asset lives are capitalized.

         Cash and Cash Equivalents:
         --------------------------

         The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

         Advertising Expense:
         --------------------

         The cost of advertising is expensed as incurred. The Company incurred $4,744 and $19,419 in advertising costs during 2002 and 2001, respectively.

         Fair Value of Financial Instruments:
         ------------------------------------

         SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", requires disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value. The amounts reported for cash, accounts receivable, prepaid expenses, notes and loans payable, accounts payable and accrued expenses approximate the fair value because of their short maturities.

                         EPIXTAR CORP. AND SUBSIDIARIES
          FORMERLY GLOBAL ASSET HOLDINGS, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2002

Note 2 - Summary of Significant Accounting Policies (Continued):
----------------------------------------------------------------

         Concentration of Credit Risk:
         -----------------------------

         Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company's investment policy is to invest in low risk, highly liquid investments.

         The Company utilizes the services of outside third-party billing houses. Since the Company's receivables collected by clearing agents are not segregated, there is a concentration risk and possible loss upon the bankruptcy or defalcation of any clearing agent. There is no substantial dependency on any billing house as they are utilized for better cash flow management and compliance issues.

         Additionally, the Company has depended on third-party vendors for its telemarketing and fulfillment operations. Substantially, all of the Company's telemarketing vendors operate their facilities outside the United States.

         Loss per Share:
         ---------------

         The Company has adopted Financial Accounting Standards Board (FASB) Statement No. 128, "Earnings per Share". The statement establishes standards for computing and presenting earnings per share (EPS). It replaced the presentation of primary EPS with a presentation of basic EPS and also requires dual presentation of basic and diluted EPS on the face of the income statement. The statement was retroactively applied to the prior loss per share but did not have any effect.

         Basic loss per share was computed by dividing the Company's net loss by the weighted average number of common shares outstanding during the period. There is no presentation of diluted loss per share as the effect of common stock options, warrants and convertible debt amount are antidilutive. Notes 6 and 11 discuss the issuance of warrants issued for a debt restructure and options issued for the incentive stock option plan. As previously stated, the issuance of the warrants and options were anti-dilutive. The weighted average number of common shares used to calculate loss per common share during the years ended December 31, 2002 and 2001 was 10,503,000 shares and 7,758,693 shares, respectively.

                         EPIXTAR CORP. AND SUBSIDIARIES
          FORMERLY GLOBAL ASSET HOLDINGS, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2002

Note 2 - Summary of Significant Accounting Policies (Continued):
----------------------------------------------------------------

         Recent Accounting Pronouncements:
         ---------------------------------

         In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" ("SFAS No. 142"). This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of their assets should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The provisions of this Statement were required to be applied starting with fiscal years beginning after December 15, 2001. The adoption of SFAS No. 142 and its application to amounts currently included in the Corporation's balance sheet did not have a material impact on the Corporation's accounting and disclosures.

         In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143 "Accounting for Asset Retirement Obligations" ("SFAS No. 143"), and in August 2001 issued Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment and Disposal of Long-Lived Assets" ("SFAS No. 144"). SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 144, which supersedes and amends certain existing accounting and reporting pronouncements, addresses financial accounting and reporting for the impairment or disposal of long-lives assets. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002 and SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The adoption of SFAS 143 and 144 and its application to amounts currently included in the Corporation's balance sheet did not have a material impact on the Corporation's accounting and disclosures.

         In 2002, the Company adopted the disclosure provisions of SFAS No. 148, Accounting for Stock-Based Compensation--Transition and Disclosure (an amendment to FASB Statement No. 123). SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

         Goodwill:
         ---------

         Goodwill represents the excess acquisition cost over the fair value of the tangible and identified intangible net assets of the Savon and NOL acquisitions. Goodwill is being amortized over an estimated useful life of five years. Subsequent to December 31, 2001, the Company no longer amortized goodwill for the NOL acquisition, but reviewed for impairment as required in newly issued Statements of Financial Accounting Standards previously and subsequently discussed.

                         EPIXTAR CORP. AND SUBSIDIARIES
          FORMERLY GLOBAL ASSET HOLDINGS, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2002

Note 2 - Summary of Significant Accounting Policies (Continued):
----------------------------------------------------------------

         Goodwill (Continued):
         ---------------------

         The Company performed its annual impairment test for goodwill. Goodwill was allocated to the Company's various reporting units (subsidiaries), which are part of the operating segment. SFAS No. 142 required the Company to compare the fair value of goodwill to the carrying amount and determine if impairment occurred. Impairment occurs when the fair value of the goodwill is lower than the carrying value. Fair value was determined by an outside valuation appraiser based on discounted cash flows, market multiples or appraisal value as appropriate. For the year ended December 31, 2002, there was no impairment.

         During the year 2001, Savon discontinued its telecommunications business and transferred its fixed assets to NOL. Based on the acquisition cost, remaining goodwill after amortization was written off.

         Also, on November 30, 2001, the Company issued 2,500,000 additional common shares to the sellers of NOL as consideration for cancellation of the earnout provision of the original acquisition agreement. The consideration of $5,750,000 became additional goodwill in the NOL acquisition.

         Income Taxes:
         -------------

         The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires an asset and liability approach for financial reporting for income taxes. Under SFAS No. 109, deferred taxes are provided for temporary differences between the carrying values of assets and liabilities for financial reporting and tax purposes at the enacted rates at which these differences are expected to reverse.

         At December 31, 2002, the Company had a net operating loss carryforward of $17,720,945. The Company's deferred tax asset relating to the net operating loss carryforward was approximately $6,025,000. The tax benefits recognized, must be reduced by a valuation allowance in certain circumstances. The benefit of the Company's net operating loss carryforwards have been reduced 100% by a valuation allowance because of the possibility that the Company may not be able to continue as a going concern.

                         EPIXTAR CORP. AND SUBSIDIARIES
          FORMERLY GLOBAL ASSET HOLDINGS, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2002

Note 2 - Summary of Significant Accounting Policies (Continued):
----------------------------------------------------------------

         Income Taxes (Continued):
         -------------------------

         The deferred income tax balances were comprised of the following:

                                                       For the years ended December 31,

                                                         2002                  2001
                                                     -----------           -----------
         Deferred tax assets:                                                Restated
             Net operating loss carryforwards        $ 6,025,121           $ 5,616,490
             Timing difference - goodwill                      0           (   442,054)
                                                     -----------           -----------
                  Total gross deferred tax asset       6,025,121             5,174,436
                  Less: valuation allowance           (6,025,121)           (5,174,436)
                                                     -----------           -----------
                                                     $         0           $         0
                                                     ===========           ===========

         The tax (benefit) expense for the years ended December 31, 2002 and 2001, consisted of the following:

                                                         2002                   2001
                                                     -----------            -----------
         Current:
             Federal                                 $ 6,025,121            $ 5,616,490
             State                                             0                      0
                                                     -----------            -----------
                                                     $(6,025,121)           $(5,616,490)
                                                     ===========            ===========
         Non-Current:
             Federal                                 $         0            $   442,054
             State                                             0                      0
                                                     -----------            -----------
                                                     $         0            $(  442,054)
                                                     ===========            ===========

         Discontinued Operations:
         ------------------------

         In March 2001, the Company discontinued operations of Savon. As previously stated, the Company was a marketer and reseller of domestic and international telecommunications services. The Company transferred its furniture and fixtures at net book value to NOL who also assumed the obligations thereon. The transaction was not material. However, the parent did incur a substantial write down of goodwill in writing off the Savon investment.

                         EPIXTAR CORP. AND SUBSIDIARIES
          FORMERLY GLOBAL ASSET HOLDINGS, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2002

Note 2 - Summary of Significant Accounting Policies (Continued):
----------------------------------------------------------------

         Discontinued Operations (Continued):
         ------------------------------------

         Summarized operating results of the discontinued operation are as follows:

                                                                              December 31,

                                                                          2002              2001
                                                                          ----              ----
         Sales                                                      $       -           $   1,051,659
         Gross profit (loss)                                                -                 565,824
         (Loss) from discontinued operation                           (43,318)             (1,551,535)
         (Loss) from discontinued operation including write-off
             of goodwill                                                    -             (11,678,492)

         Savon and its minority interest owner, were named as defendants in a lawsuit instituted by Savon's wholesale telecommunications carrier. The lawsuit alleged breach of contract and other related theories and damages. Subsequent to the initiation of the lawsuit, the plaintiff filed Chapter 11 under the federal bankruptcy code. Savon had filed what it believed to be valid counterclaims, which were dismissed when the plaintiff filed Chapter 11. In August 2002, Savon also filed Chapter 11 to stop the plaintiff's possible judgment and continuing legal fees.

         Going Concern:
         --------------

         As shown in the accompanying financial statements, the Company incurred a net loss of $2,445,889 during the year ended December 31, 2002 and as of that date, the Company's current liabilities exceeded its current assets by $3,138,292. This raises doubt about its ability to continue as a going concern. While the Company has been able to meet its obligations and the revenue stream has been sufficient to do so, the delay in collecting receivables and possible earlier payment requirement to the telemarketers could require outside capital sources. The Company also restructured its note payable from a demand note to a note payable due in 2005. Without the restructuring, current liabilities would have exceeded current assets by an additional $2,474,000. Also, the discontinuance of the Savon segment of business and the concentration of revenue from NOL and LOL which is in a volatile industry subject to constant change; as well as substantial sales growth require substantial capital. The formation of new subsidiaries may also require additional capital.

                         EPIXTAR CORP. AND SUBSIDIARIES
          FORMERLY GLOBAL ASSET HOLDINGS, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2002

Note 2 - Summary of Significant Accounting Policies (Continued):
----------------------------------------------------------------

         Business Segment:
         -----------------

         SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services geographic areas and major customers. SFAS No. 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has determined that under SFAS No. 131, it operates in one segment.

Note 3 - Accounts Receivable:
-----------------------------

         Accounts receivable at December 31, 2002 and 2001 consists of the following:

                                                        2002             2001
                                                        ----             ----
         Accounts receivable - net of
              holdback and reserves                  $6,303,320        $731,511
         Accounts receivable - unbilled
              receivables by LEC, Etc.                  420,763               0
                                                     ----------        --------
                                                      6,724,083         731,511
                                                     ----------        --------

         Allowance for uncollectibles                 2,132,371               0
         Estimated settlement liabilities               789,886               0
                                                     ----------        --------
                                                      2,922,257               0
                                                     ----------        --------

         Accounts receivable - net                   $3,801,826        $731,511
                                                     ==========        ========

         The Company's accounts receivable include the determined collectible portion of receivables based upon reconciliation with the outside billing services and local exchange carriers (LEC). While holdbacks and reserves are expected to be collected, the Company has reserved approximately fifty percent as an allowance at December 31, 2002. There was no additional allowance provided in 2001. Additionally, based upon notification from the billing companies, the Company reserved $789,886 at December 31, 2002 in anticipated adjustments due the billing services as future settlements.

                         EPIXTAR CORP. AND SUBSIDIARIES
          FORMERLY GLOBAL ASSET HOLDINGS, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2002

Note 4 - Prepaid Expenses and Advances:
---------------------------------------

         Prepaid expenses are summarized as follows:

                                                             December 31,

                                                          2002           2001
                                                          ----           ----
         Advance telemarketing payment                   $50,000        $   -
         Prepaid insurance                                 9,940         1,666
                                                         -------        ------
               Total                                     $59,940        $1,666
                                                         =======        ======

         Subsequent to the issuance of the Company's 2001 financial statements, management corrected its accounting policy pursuant to which it now expenses all telemarketing and fulfillment costs for internet programs marketed by the Company as incurred. Previously these costs were expensed forty-five days after they were incurred, in order to coincide with the first billing to a customer obtained through its outside telemarketers. As a result, the Company has restated its consolidated balance sheet as of December 31, 2001 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. Prepaid expenses at December 31, 2001 previously included $361,474 of prepaid telemarketing costs which have been expensed. At December 31, 2002, prepaid telemarketing costs of $50,000 represent an advance payment to a telemarketer. Also during the quarters ended March 31, June 30 and September 30, 2002, prepaid expenses were restated to reflect expensing as incurred.

Note 5 - Debt Restructuring Costs:
----------------------------------

         As discussed in Note 8, the Company issued 4,000,000 warrants to Brookfield Investments, Ltd., to extend the grid promissory note from a demand date until January 2005. Base upon a .25 value per warrant, the Company has debt restructuring costs of $1,000,000. The modification of terms of the original note require amortization over the two year extension at $41,667 per month.

         For the year ended December 31, 2002. debt restructuring costs are as follows:

         Debt restructure cost                                    $ 1,000,000
         Less: 2002 amortization                                   (   41,667)
                                                                  -----------
                                                                      958,333
         Current portion - 1 year                                     500,000
                                                                  -----------
         Non-current portion                                      $   458,333
                                                                  ===========

                         EPIXTAR CORP. AND SUBSIDIARIES
          FORMERLY GLOBAL ASSET HOLDINGS, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2002

Note 6 - Property and Equipment:
--------------------------------

         Property and equipment are summarized by major classifications as follows:

                                          Useful Lives       2002       2001
                                          ------------       ----       ----
         Machinery and equipment           5 - 7 years    $353,284    $125,483
         Furniture and fixtures                7 years     141,434      80,295
         Leasehold improvements                5 years      17,628       2,505
                                                          --------    --------
                                                           512,346     208,283
         Less: accumulated depreciation
             and amortization                              105,375       6,817
                                                          --------    --------
                                                          $406,971    $201,466
                                                          ========    ========

         Depreciation expense was $98,558 and $29,955 for the years ended December 31, 2002 and 2001, respectively.

Note 7 - Deferred Billing Costs:
--------------------------------

         Deferred billing costs represent that portion of the Company's fulfillment expenses which are deferred, since they relate to customers who have not yet been billed or have a portion of their revenue which is not yet earned.

Note 8 - Debt Restructuring:
----------------------------

         Based upon an agreement reached in principle on November 20, 2002 the Company entered into an agreement on December 6, 2002 to issue 3,000,000 shares of its common stock and pay all accrued interest in July 2003 as consideration for the deferral of the demand payment provision of the Brookfield loan. The revised payable date for the loan is January 5, 2005. Subsequent to these negotiations, the Company and Brookfield agreed to further modification, whereby the Company issued warrants to Brookfield to purchase 4,000,000 shares of the Company's common stock at an exercise price of $.50 per share. The warrants are exercisable for three years beginning May 2003. At the time of the original agreement in November 2002, the Company's common stock had a market price of $.40. Based upon the Black-Scholes option price calculation as determined by an outside valuation appraiser the value of each warrant was $.25 and the transaction was valued at $1,000,000.

         On October 31, 2001, the Company had executed a grid promissory note and security agreement with Brookfield Investments, Ltd. Both the note and security agreement were executed by Epixtar (formerly Global) (the Company) and its subsidiaries; Savon, National Online and One World. The promissory note covered loans to date as well as future advances up to a total loan of $5,000,000. The note was payable on demand with interest payable at 7% annually. The accounts receivable of the companies that are part of the grid loan agreement, were covered by the security agreement, including current and future accounts receivable up to the unpaid loan balance. As part of the debt restructuring, all other terms stayed in effect except the demand deferral.

                         EPIXTAR CORP. AND SUBSIDIARIES
          FORMERLY GLOBAL ASSET HOLDINGS, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2002

Note 9 - Notes Payable and Long-Term Debt:
------------------------------------------

         In July 2002, the Company's subsidiary, National OnLine Services, Inc. issued notes to two telemarketing vendors in the amounts of $302,532 and $101,934, respectively. The notes are payable in one year, bear interest at 10% per annum and were given in lieu of outstanding accounts payable.

         In June 2001, the Company received loans of $2,474,000 from Brookfield Investments, Ltd. and $175,000 from non-related parties. As discussed further in Note 13, the Company repaid the $175,000 during 2002. At the time of repayment, the lenders were related parties.

         Long-term debt consisted of the following at December 31, 2002 and 2001:

                                                                   2002          2001
                                                                   ----          ----
         Note payable - due July 2003 - interest at 10%         $  404,466     $     0

         Note payable - due January 5, 2005 - interest at 7%     2,474,000           0

         Capitalized equipment obligations with monthly
         payments of $6,913 and $3,627, respectively and
         interest at 7% to 14% annually                            167,771      60,375

         Loan payable - non-related party
         non demand with interest at
         7% annually                                              -             22,212
                                                                ----------     -------
                                                                 3,046,237      82,587
         Less: current portion                                     483,786      29,861
                                                                ----------     -------
                                                                $2,562,451     $52,726
                                                                ==========     =======

         Annual maturities of long-term debt are as follows:

         For the year ending December 31,
                                         2004                      $64,677
                                         2005                       17,829
                                         2006                        5,945

Note 10- Accounts Payable - Subject to Compromise:
--------------------------------------------------

         As discussed in Note 2 and 15, the Company's subsidiary Savon, filed for bankruptcy under Chapter 11. At the time of filing, Savon had $385,401 in liabilities of which $351,263 was due to its telecommunications carrier and related to the lawsuit initiated by the carrier. Pre-petition liabilities are required to be segregated from post-petition liabilities. Upon completion of a plan of reorganization as part of Chapter 11 or change in bankruptcy status, liabilities subject to compromise will be adjusted.

Note 11 - Deferred Revenue:
---------------------------

         The Company's customers are billed on a thirty day cycle. Deferred revenue represents the pro-rata portion of billings to customers that as of year-end has not yet been earned. The Company's outside billing services, bill customers on a weekly basis for monthly service.

                         EPIXTAR CORP. AND SUBSIDIARIES
          FORMERLY GLOBAL ASSET HOLDINGS, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2002

Note 12- Stockholders' Equity:
------------------------------

         On March 31, 2001, the company issued 2,000,000 shares of its common stock to acquire all of the outstanding shares of National Online Services, Inc. ("NOL"). Transvoice Investments, Ltd. owned 80% and a non-related party owned the remaining 20% of the outstanding shares. The acquisition was recorded under the purchase method of accounting and was valued at $13,000,000 based on the Company's publicly traded stock price at the acquisition date. The acquisition agreement also included an "Earnout Provision", whereby for the period April 1, 2001 to September 30, 2002; if NOL earned more than $1,200,000 in net income after taxes, the Company would transfer additional shares of common stock to the sellers having a market value of $10 per share for each $1.00 in excess of the earnout base of $1,200,000.

         On November 30, 2001, the Company and the sellers of NOL agreed to cancel the earnout provision of the acquisition agreement. In consideration of the cancellation, the Company issued 2,500,000 shares of its common stock to the sellers. Based on the market value on November 30, 2001, the transaction was valued at $5,750,000. Since the original acquisition was accounted for as a purchase, this additional consideration was considered goodwill.

         During the year 2001, the Company issued 3,000 shares of its common stock to a non-related party for consulting services. The fair value of the shares issued and the contractual obligation was $13,500.

         As previously discussed in Note 6, the Company issued 4,000,000 warrants with a value of $1,000,000 as consideration for its debt-restructuring with Brookfield Investments, Ltd.

Note 13 - Related Party:
------------------------

         As discussed in Notes 9 and 15, the Company repaid $175,000 in loans and had a payment agreement with Transvoice Investments, Inc. During 2002, these transactions became related party events when Transvoice Investments, Inc. acquired 5,600,000 shares of the Company's common stock from Transvoice Investments Ltd. Transvoice Investments Ltd. was the owner of 80% of National On Line, which the Company acquired on November 14, 2000. The chairman of the board is one of two shareholders in Transvoice Investments Inc.

                         EPIXTAR CORP. AND SUBSIDIARIES
          FORMERLY GLOBAL ASSET HOLDINGS, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2002

Note 14- Stock Option Plan:
---------------------------

         Options granted under the 2001 incentive stock option plan are exercisable at the market price at the date of grant and, subject to termination of employment, expire five years from the date of grant, are not transferable other than on death, and are exercisable in three equal annual installments commencing one year from the date of grant.

         Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its stock options under the fair value method of that Statement. The fair value for these options was estimated at the grant using a Black-Scholes option pricing model with the following weighted average assumptions for 2002 and 2001, respectively: risk-free interest rates of 4.08 and 3.12%, dividend yields of 0% and 0%, volatility factors of the expected market price of the Company's common stock of 209% and 67%; and a weighted average expected life of the option of 5 years. The Black-Scholes computation was done by an outside valuation appraiser.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

         For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                       2002              2001
                                                       ----              ----
         Pro forma (net loss)                      $2,827,229        $        0
         Pro forma earnings per common share:
              Basic and diluted                           .27               .00

                         EPIXTAR CORP. AND SUBSIDIARIES
          FORMERLY GLOBAL ASSET HOLDINGS, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2002

Note 14- Stock Option Plan (Continued):
---------------------------------------

         A summary of the Company's stock option plan as of December 31, 2002 and 2001 is presented below:

                                                                 2002                                2001
                                                       -----------------------------       -----------------------------
                                                                        Weighted                            Weighted
                                                                         Average                             Average
                                                          Shares      Exercise Price         Shares       Exercise Price
                                                       ----------     --------------       ----------     --------------
            Outstanding at the beginning of
              the year                                  1,000,000         $2.50                 -
                Granted at fair value                     100,000           .37             1,000,000          $2.50
                Forfeited                                 171,000          2.50                 -
                Exercised                                   -                                   -
                                                       ----------         -----            ----------          -----

         Outstanding at the end of the year               929,000                           1,000,000          $2.50

         Options exercisable at year end                  276,333          2.50                 -
                                                                          -----            ----------          -----

         Weighted-average fair value of options
              Granted during the year                       $0.37                               $1.38

Note 15- Commitments and Contingencies:
---------------------------------------

         During 2001, the Company's subsidiary (Savon) and the minority interest owner of Savon were named as defendants in a lawsuit instituted by Savon's wholesale telecommunications carrier. The lawsuit alleged breach of contract as well as other related theories and damages. Subsequently, to the initiation of the lawsuit, the plaintiff filed Chapter 11 under the federal bankruptcy code. Savon had filed what it believed to be valid counterclaims, which were discussed when the plaintiff filed Chapter 11. In August 2002. Savon filed Chapter 11 to stop the plaintiff's possible judgment as well as continuing legal fees it was incurring.

         During 2001, the Company had a consulting agreement with a non-related entity at $25,000 per month. The agreement which expired June 2001 provided for financial and telecommunications consulting, but could be extended thirty months. Payments continued subsequent to June 2001. On October 31, 2001, the Company agreed to enter into a payment agreement with Transvoice Investments, Inc. (not related to Transvoice Investments, Ltd. and not a related party at that time) at $150,000 per month. The Company had previously agreed to pay through its subsidiary; National Online; a fee of $4 per month for each continuing NOL customer. The parties agreed to the modification in the belief that the monthly fee would become excessive and cause a negative cash flow effect on the Company based on the actual and anticipated signing of customers by NOL. The modification, however, does include an additional monthly fee of $1 per customer when the Company has in excess of 100,000 continuing customers.

                         EPIXTAR CORP. AND SUBSIDIARIES
          FORMERLY GLOBAL ASSET HOLDINGS, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2002

Note 15- Commitments and Contingencies (Continued):
---------------------------------------------------

         As previously discussed, the Company uses telemarketing services to obtain sales leads and customers. During the normal course of business, the Company has received inquiries or complaints from regulatory agencies. Despite its attempts to minimize complaints, certain states have issued fines or temporary restraining orders. Additionally, the Company is the subject of an investigation subpoena in Florida. While the ultimate outcome of these matters cannot be ascertained, the Company believes that there will not be a material adverse effect on the Company's financial position, results of operations or cash flows.

         The Company and its subsidiaries lease approximately 7,600 square feet of office space until September 30, 2006. Rent expense for the years ended December 31, 2002 and 2001 was $218,273 and $61,790, respectively.

         Annual rental commitments for the years ended December 31, are as follows:

                                           2003               $204,184
                                           2004                211,814
                                           2005                219,805
                                           2006                169,436

Note 16 - Subsequent Events (Unaudited) Not Covered by Independent Auditor's
----------------------------------------------------------------------------
Report:
-------

         In March 2003, the Company agreed in principle to a new lease covering existing and additional space at their location. The lease has not yet been executed but the Company anticipates the leasing of approximately 16,800 square feet for five years beginning May 2003 at annual rentals of $327,800 increasing to $380,000 in the final year. The Company also has agreed to vacate approximately 2,900 square feet at the same location, which had annual rental costs of approximately $59,000.

-------------------------------------------------      -------------------------------------------------

You should rely only on the information contained                     EPIXTAR CORP.
in this document. We have not authorized anyone to
provide you with information that is different.
This document may only be used where it is legal                       shares of
to sell these securities. The information in this                     common stock
document may only be accurate on the date of this
document.

Additional risks and uncertainties not presently
known or that are currently deemed immaterial may                   _______________
also impair our business operations. The risks and
uncertainties described in this document and other                     PROSPECTUS
risks and uncertainties which we may face in the                    ________________
future will have a greater impact on those who
purchase our common stock from the Selling
securityholder. These purchasers will purchase our
common stock at the market price or at a privately
negotiated price and will run the risk of losing
their entire investment.

Until -----------------------------------------
all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.
This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                 _________________


                                                                         2003




                                                                ______________________


                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

No statute, charter provisions, by-laws, contract or other arrangements that insures or indemnifies a controlling person, director or officer of the issuer affects his or her liability in that capacity.

Other Expenses of Issuance and Distribution.

Registration Fees:
Transfer Agent Fees:
Printing Costs:
Legal Fees:
Accounting Fees:
Sales Commissions/Finders' Fees:

Recent Sales of Unregistered Securities.

In June, 2003, the Registrant issued units of preferred stock convertible into shares of its common in a private placement. In addition, these units included warrants to purchase common stock of the Registrant. The Registrant believes this issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

In April, 2003, the Registrant issued 130,000 warrants to purchase shares of its common stock to Sands Brothers as a result of the exercise of warrants held by them. The Registrant believes this issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

In April 2003, the Registrant issued 13,615 warrants to purchase shares of its common stock to certain vendors and their designees in payment for amounts due to them. The Registrant believes this issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Exhibits.

                                                                       Location or
Exhibit                                                                Incorporation by
 No.              Description of Document                              Reference
-------           -------------------------------                      -----------------
2.1               Exchange Agreement for the                           Exhibit 10.23 to the Company's
                  Purchase of Part of                                  Form 8-K filed with the
                  SavOnCalling.com, LLC between                        Commission on 11/27/2000.
                  Global Asset Holdings, Inc. and
                  Transvoice Investments, Ltd.
                  Dated November 14, 2000.

2.2               Exchange Agreement by and                            Exhibit 2.2 to the Company's Form
                  between Transvoice Investments                       10-KSB filed with the Commisson on
                  Ltd., Sheldon Goldstein & Global                     4/15/02
                  Asset Holdings, Inc. for
                  National Online Services, Inc.
                  Dated March 31, 2001

3.1(a)            Certificate of Incorporation.                        Exhibit 3.1(a) to the
                                                                       Company's Form 10-SB filed
                                                                       with the Commission on 11/26/99

3.1(b)            Amendments to Certificate of                         Exhibit 3.1(b) to the
                  Incorporation                                        Company's Form 10-SB filed
                                                                       with the Commission on 11/26/99

3.1(c)            Amendment to Certificate of                          Exhibit 3.1(c) to the
                  Incorporation November 2002                          Company's 10-KSB filed with the
                                                                       Commission on

3.1(d)            Amendment to Cert. of Incorporation                  Attached hereto
                  dated June 11, 2003

3.2               By-laws.                                             Exhibit 3.2 to the Company's
                                                                       Form 10-SB filed with the
                                                                       Commission on 11/26/99

4.1               2001 Stock Option Plan                               Exhibit 4.1 to the Company's Form
                                                                       10-KSB filed with the Commission on
                                                                       4/15/02

4.2.1             Warrants issued to Brookfield                        Exhibit 4.2 to the Company's Form
                  Investments Ltd.                                     Form 10-KSB filed with the Commission on
                                                                       4/11/03

4.3               Securities Purchase Agreement                        Attached here to
                  Dated as of June 11, 2003 (previously
                  forwarded to you as May 30, i believe)

4.4               Warrant Issued in connection with                    Attached hereto
                  June 11, 2003 Private Placement

4.5               Registration Rights Agreement                        Attached hereto
                  dated as of June 11, 2003

10.1              Agreement and Release by and                         Exhibit 10.1 to the Company's Form
                  among Transvoice Investments                         10-KSB filed with the Commission on
                  Ltd., Sheldon Goldstein and                          4/15/02
                  Global Asset Holdings, Inc.
                  dated as of November 30, 2001

10.2              Brookfield Security Agreement                        Exhibit 10.2 to the Company's Form
                  dated as of October 31, 2001                         10-KSB filed with the Commission on
                                                                       4/15/02

10.2.1            Letter of Brookfield                                 Exhibit 10.2.1 to the Company's Form
                                                                       10-KSB filed with the Commission on 4/11/03

10.3              Payment Agreement entered into                       Exhibit 10.3 to the Company's Form
                  as of October 31, 2001 between                       10-KSB filed with the Commission on
                  National Online Services, Inc.                       4/15/02
                  and Trans Voice Investments, Inc.

10.3.1            Amendment to Restated Payment                        Exhibit 10.3.1 to the Company's Form
                  Agreement                                            10-KSB filed with the Commission on
                                                                       4/11/03

10.4              Code of Ethics                                       Exhibit 10.4 to the
                                                                       Company's 10-KSB filed with the
                                                                       Commission on 4/11/03

23.1              Consent of Independent
                  Certified Public Accountant                          Attached hereto

Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 15 of this registration statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether the indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of this issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Miami, State of Florida on June 30, 2003.

EPIXTAR CORP.

(Registrant)

/s/ Martin Miller   Director, CEO
------------------------------------------------------------------------------
By (Signatures and Title)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Irving Greenman
-------------------------------------------------------------------------------
(Signature)

Director, CFO
-------------------------------------------------------------------------------
(Title)

6/30/03
---------------------------------------------------------------------
(Date)

/s/ William D. Rhodes
-------------------------------------------------------------------------------
(Signature)

Director, President
-------------------------------------------------------------------------------
(Title)

6/30/03
---------------------------------------------------------------------
(Date)

/s/ David Srour
-------------------------------------------------------------------------------
(Signature)

Director, Exec. V.P.
-------------------------------------------------------------------------------
(Title)

6/30/03
---------------------------------------------------------------------
(Date)

/s/ Kenneth Elan
-------------------------------------------------------------------------------
(Signature)

Director
-------------------------------------------------------------------------------
(Title)

6/30/03
---------------------------------------------------------------------
(Date)

/s/ David Berman
-------------------------------------------------------------------------------
(Signature)

Director
-------------------------------------------------------------------------------
(Title)

6/30/03
---------------------------------------------------------------------
(Date)